                           LOAN AND SECURITY AGREEMENT





                              Dated: June 30, 1997




                                 by and between




                            FIRST UNION NATIONAL BANK



                                       and



                            ALPHANET SOLUTIONS, INC.





O:\SSDATA\HAT\BANK\2137604.6                                              062797

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                                TABLE OF CONTENTS
                                -----------------
                                                                         Page
                                                                         ----


I     DEFINITIONS.......................................................  1

        1.1      "AAA...................................................  1
        1.2      "ACCOUNT" or "ACCOUNTS RECEIVABLE......................  1
        1.3      "ACCOUNT DEBTOR........................................  1
        1.4      "ACQUISITION ADVANCE...................................  1
        1.5      "ADJUSTED LIBO RATE....................................  1
        1.6      "ADJUSTED LIBO RATE ADVANCES...........................  1
        1.7      "ADVANCE(S)............................................  1
        1.8      "AFFILIATE.............................................  2
        1.9      "AGREEMENT.............................................  2
        1.10     "ARBITRATION RULES.....................................  2
        1.11     "BANK..................................................  2
        1.12     "BASE RATE.............................................  2
        1.13     "BASE RATE ADVANCES....................................  2
        1.14     "BORROWER..............................................  2
        1.15     "BORROWING BASE........................................  2
        1.16     "BORROWING BASE CERTIFICATE............................  2
        1.17     "BORROWING DATE........................................  2
        1.18     "BUSINESS DAY..........................................  2
        1.19     "CHATTEL PAPER.........................................  2
        1.20     "CLOSING DATE..........................................  3
        1.21     "COLLATERAL............................................  3
        1.24     "CONTINGENT OBLIGATION(S)".............................  3
        1.25     "CONTRACTUAL OBLIGATIONS...............................  3
        1.26     "DEFAULT...............................................  3
        1.27     "DISPUTES..............................................  4
        1.28     "DOCUMENT(S)...........................................  4
        1.29     "ELIGIBLE ACCOUNT......................................  4
        1.30     "ELIGIBLE LOAN VALUE OF ELIGIBLE ACCOUNTS..............  4
        1.31     "ENVIRONMENTAL LAWS....................................  4
        1.32     "ERISA.................................................  4
        1.33     "EURODOLLAR RATE.......................................  4
        1.34     "EURODOLLAR RESERVE....................................  4
        1.35     "EVENT OF DEFAULT......................................  5
        1.36     "FIXED CHARGE COVERAGE RATIO...........................  5
        1.37     "GAAP..................................................  5
        1.38     "GENERAL INTANGIBLES...................................  5
        1.39     "GOODS.................................................  5
        1.40     "GOVERNMENTAL BODY.....................................  5

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                                TABLE OF CONTENTS
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                                   (continued)

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                                                                          ----

        1.41     "GUARANTOR(S)...........................................  5
        1.42     "GUARANTY...............................................  5
        1.43     "INDEBTEDNESS...........................................  5
        1.44     "INDEMNIFIED PARTIES....................................  6
        1.45     "INELIGIBLE ACCOUNTS....................................  6
        1.46     "INSTRUMENT.............................................  7
        1.47     "INTERCREDITOR AGREEMENTS...............................  8
        1.48     "INTEREST PERIOD........................................  8
        1.49     "INVENTORY..............................................  8
        1.50     "INVESTMENT OBLIGATIONS.................................  8
        1.51     "LETTER(S) OF CREDIT....................................  8
        1.52     "LETTER OF CREDIT AGREEMENT.............................  9
        1.53     "LETTER OF CREDIT OBLIGATIONS...........................  9
        1.54     "LIEN...................................................  9
        1.55     "LOAN...................................................  9
        1.56     "LOAN DOCUMENTS.........................................  9
        1.57     "MARKETABLE SECURITIES INVESTMENT PERCENTAGE............  9
        1.58     "MATERIAL ADVERSE CHANGE................................  9
        1.59     "MATERIAL ADVERSE EFFECT................................  9
        1.60     "MATURITY DATE..........................................  9
        1.61     "OBLIGATION" or "OBLIGATIONS............................  9
        1.62     "OBLIGOR................................................ 10
        1.63     "PBGC................................................... 10
        1.64     "PERMITTED ACQUISITION.................................. 10
        1.65     "PERMITTED ENCUMBRANCES................................. 10
        1.66     "PERMITTED INDEBTEDNESS"................................ 10
        1.67     "PERMITTED LEASES"...................................... 10
        1.68     "PERSON................................................. 11
        1.69     "PLAN................................................... 11
        1.70     "REPAYMENT INDEMNITY"................................... 11
        1.71     "REPORTABLE EVENT....................................... 11
        1.72     "REVOLVING NOTE......................................... 12
        1.73     "SUBSIDIARY............................................. 12
        1.74     "TANGIBLE NET WORTH..................................... 12
        1.75     "TELERATE PAGE 3750..................................... 12
        1.76     "TOTAL ASSETS........................................... 12
        1.77     "TOTAL LIABILITIES...................................... 12
        1.78     "UNIFORM COMMERCIAL CODE................................ 12
        1.79     "WORKING DAY............................................ 12

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                                TABLE OF CONTENTS
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                                   (continued)

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                                                                         ----

        1.80     "INTERPRETATION AND CONSTRUCTION........................ 13

II    LOANS.............................................................. 14
        2.1      REVOLVING LOAN AND LETTERS OF CREDIT.................... 14
        2.2      INTEREST................................................ 14
        2.3      REPAYMENT OF ADVANCES................................... 16
        2.4      FEES.................................................... 17
        2.5      PREPAYMENT.............................................. 17
        2.6      PROCEDURES FOR ADVANCES................................. 18
        2.7      PROCEDURES FOR LETTERS OF CREDIT........................ 18
        2.8      USE OF PROCEEDS......................................... 20
        2.9      CONDITIONS TO INITIAL ADVANCE........................... 20
        2.10     CONDITIONS TO ALL ADVANCES.............................. 22
        2.11     REGULATORY CAPITAL REQUIREMENTS......................... 23
        2.12     EXCESS ADVANCES......................................... 24

III  COLLATERAL.......................................................... 26
        3.1      CROSS COLLATERAL........................................ 26
        3.2      ACCOUNTS RECEIVABLE..................................... 26
        3.3      INVENTORY............................................... 26
        3.4      GENERAL INTANGIBLES..................................... 26
        3.5      DEPOSIT ACCOUNTS........................................ 26
        3.6      CHATTEL PAPER........................................... 26
        3.7      INSTRUMENTS............................................. 26
        3.8      DOCUMENTS............................................... 26
        3.9      PROCEEDS AND RECORDS.................................... 27
        3.10     CONTINUING PERFECTION................................... 27

IV   PROCEEDS OF COLLATERAL.............................................. 28
        4.2      APPLICATION OF PAYMENTS/PAYMENTS ON
                  COLLATERAL............................................. 28

V    REPRESENTATIONS AND WARRANTIES...................................... 29
        5.1      GOOD STANDING........................................... 29
        5.2      CORPORATE AUTHORITY..................................... 29
        5.3      COMPLIANCE WITH LAW..................................... 29
        5.4      NO LITIGATION........................................... 30
        5.5      NO FINANCIAL CHANGE..................................... 30
        5.6      TAX COMPLIANCE.......................................... 30

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        5.7      GOOD TITLE AND ABSENCE OF LIENS......................... 30
        5.8      PLACE OF RECORDS, CHIEF EXECUTIVE OFFICE,
                  INVENTORY AND OTHER COLLATERAL......................... 30
        5.9      WARRANTIES AS TO ACCOUNTS............................... 31
        5.10     ERISA................................................... 31
        5.11     LICENSES AND PERMITS AND LAWS........................... 31
        5.12     ENVIRONMENTAL STATUS.................................... 32
        5.13     REAFFIRMATION........................................... 32
        5.14     PROCEEDS OF LOAN........................................ 32
        5.15     BORROWER AND OBLIGOR.................................... 33
        5.16     SOLVENCY................................................ 33
        5.17     NO DEFAULT.............................................. 33
        5.18     FULL DISCLOSURE......................................... 33
        5.19     DOCUMENTARY/STAMP TAXES................................. 33
        5.20     SHAREHOLDERS' AGREEMENTS................................ 34
        5.21     PERFECTION OF SECURITY INTERESTS........................ 34

VI   AFFIRMATIVE COVENANTS OF OBLIGORS................................... 35
        6.1      AUDIT AND OTHER REPORTS................................. 35
        6.2      INSURANCE............................................... 36
        6.3      PAYMENT OF EXPENSES..................................... 37
        6.4      GUARANTY................................................ 37
        6.5      LANDLORD'S WAIVER....................................... 37
        6.6      GOOD WORKING CONDITION.................................. 37
        6.7      OBSERVANCE OF LEGAL REQUIREMENT, LICENSES
                  AND PERMITS AND PROTECTION OF COLLATERAL .............. 37
        6.8      INSPECTION.............................................. 38
        6.9      COLLATERAL REQUIREMENTS................................. 38
        6.10     CONTROL OF ACCOUNTS..................................... 39
        6.11     CHANGE OF LOCATIONS..................................... 39
        6.12     PRIMARY DEMAND DEPOSIT ACCOUNTS......................... 39

VII  NEGATIVE COVENANTS OF OBLIGORS ..................................... 41
        7.1      LOANS AND ADVANCES AND INVESTMENTS...................... 41
        7.2      FINANCIAL COVENANTS..................................... 41
        7.3      LIENS................................................... 41
        7.4      LIMITATION ON INDEBTEDNESS.............................. 41
        7.5      TRANSACTIONS AMONG AFFILIATES........................... 41
        7.6      SPECIAL COVENANTS AS TO ASSETS.......................... 41

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        7.7      PREPAYMENTS OF INDEBTEDNESS............................. 42
        7.8      FISCAL YEAR............................................. 42
        7.9      CHANGE IN CONTROL....................................... 42
        7.10     CHANGE IN ACCOUNTING PRINCIPLES......................... 43
        7.11     SALE AND LEASEBACK...................................... 43
        7.12     MAINTAIN CORPORATE EXISTENCE AND NATURE OF
                  BUSINESS............................................... 43
        7.13     DIVIDENDS; REDEMPTIONS.................................. 43
        7.14     DISCHARGE OF HAZARDOUS WASTE............................ 44
        7.15     LEASES.................................................. 44

VIII EVENTS OF DEFAULT................................................... 45
        8.1      NON-PAYMENT............................................. 45
        8.2      NON-PERFORMANCE......................................... 45
        8.3      MISREPRESENTATION....................................... 45
        8.4      OTHER LIEN.............................................. 45
        8.5      INSOLVENCY.............................................. 45
        8.6      JUDGMENT OR LIEN........................................ 46
        8.7      NON-COMPLIANCE WITH LEASES OR LAWS...................... 46
        8.8      ORGANIZATIONAL CHANGE................................... 46
        8.9      IMPAIRMENT OF RESPONSIBILITY............................ 46
        8.10     ADVERSE CHANGE.......................................... 46
        8.11     MISREPRESENTATION OF FACT............................... 46
        8.12     ERISA................................................... 46
        8.13     DEFAULT IN OBLIGATIONS TO THIRD PARTIES................. 46
        8.14     LICENSES................................................ 47

IX   CONSEQUENCE OF EVENT OF DEFAULT..................................... 48
        9.1      ACCELERATION............................................ 48
        9.2      POSSESSION.............................................. 48
        9.3      METHODS OF SALE......................................... 48
        9.4      RETENTION OF COLLATERAL................................. 49
        9.5      SET-OFF................................................. 49
        9.6      ATTORNEYS' FEES AND EXPENSES............................ 49
        9.7      INCREASE IN INTEREST/LATE CHARGE........................ 49
        9.8      BANK'S PERFORMANCE OF OBLIGORS' OBLIGATION.............. 49
        9.9      OTHER REMEDIES.......................................... 49

X    MISCELLANEOUS....................................................... 50

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                                TABLE OF CONTENTS
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                                   (continued)

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        10.1     NO WAIVER............................................... 50
        10.2     MODIFICATION OR AMENDMENT............................... 50
        10.3     WAIVER OF NOTICE........................................ 50
        10.4     ONE INSTRUMENT.......................................... 50
        10.5     LAW OF NEW JERSEY....................................... 50
        10.6     JURISDICTION............................................ 50
        10.7     SUCCESSORS OR ASSIGNS................................... 50
        10.8     RIGHTS CUMULATIVE....................................... 50
        10.9     LIMITATION OF LIABILITY................................. 51
        10.10    NOTIFICATION OF DISPOSITION OF COLLATERAL............... 51
        10.11    ADDRESSES OF NOTICES.................................... 51
        10.12    TITLES.................................................. 52
        10.13    DISCLOSURE.............................................. 52
        10.14    TERM.................................................... 52
        10.15    INTEREST LIMITATION..................................... 53
        10.16    INDEMNIFICATION......................................... 53
        10.17    WAIVER OF TRIAL BY JURY................................. 54
        10.18    ARBITRATION............................................. 54
        10.19    PRESERVATION AND LIMITATION OF REMEDIES................. 54


                                       vi

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     LOAN AND  SECURITY  AGREEMENT,  dated June 30, 1997,  by and between  FIRST
UNION NATIONAL BANK, a national banking institution, with a place of business at 550 Broad Street, Newark, New Jersey 07102, hereinafter called "Bank", and ALPHANET SOLUTIONS, INC., a New Jersey corporation, with its chief executive office at 7 Ridgedale Avenue, Cedar Knolls, New Jersey 07927, hereinafter called "Borrower."

     This Agreement specifies the terms of a revolving loan of up to FIFTEEN MILLION AND 00/100 DOLLARS ($15,000,000.00), and further specifies the terms by which all Obligations, as defined herein, of Borrower and the other Obligors, as defined herein, to Bank are to be secured by certain personal property and assets, tangible and intangible, of Borrower and the other Obligors.

     NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the parties hereto agree as follows:

                                        I

                                   DEFINITIONS
                                   -----------

     1.1 "AAA" has the meaning set forth in Section 10.18(B) hereof.

     1.2 "ACCOUNT" or "ACCOUNTS RECEIVABLE" means, in addition to the definition of account as contained in the Uniform Commercial Code, the right of any Obligor to receive payment for goods sold or leased or for services rendered which are not evidenced by an instrument or chattel paper, whether or not it has been earned by performance.

     1.3 "ACCOUNT DEBTOR" means, in addition to the definition of account debtor as contained in the Uniform Commercial Code, the person or persons obligated to an Obligor on an Account, or who is represented by an Obligor to be so obligated.

     1.4 "ACQUISITION ADVANCE" means an Advance to be used in connection with a Permitted Acquisition.

     1.5 "ADJUSTED LIBO RATE" means, for each Interest Period, an interest rate per annum equal to the product of (a) the Eurodollar Rate in effect for such Interest Period and (b) Eurodollar Reserves, if any, imposed upon Bank.

     1.6 "ADJUSTED LIBO RATE ADVANCES" means all Advances which bear interest based upon the Adjusted LIBO Rate and any relevant margin.

     1.7 "ADVANCE(S)" means an amount loaned by Bank to Borrower under the Loan.


O:\SSDATA\HAT\BANK\2137604.6                                              062797

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     1.8  "AFFILIATE"  means as to any Person,  any other Person  (excluding any
Subsidiary) which directly or indirectly, is in control of, is controlled by, or is under common control with such Person. For purposes of this definition, a Person shall be deemed to be "controlled by" a Person if such Person possesses, directly or indirectly, power either (a) to vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors of such Person or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Stan Gang is hereby expressly excluded from the definition of "Affiliate".

     1.9 "AGREEMENT" means this Loan and Security Agreement, as amended, supplemented or modified from time to time in accordance with its terms.

     1.10 "ARBITRATION RULES" has the meaning set forth in Section 10.18(B) hereof.

     1.11 "BANK" means the party identified on the first page hereof as Bank.

     1.12 "BASE RATE" means the rate of interest established by Bank from time to time as its reference "prime" rate in making loans but which does not reflect the rate of interest charged to any particular class of borrower, such rate to change automatically and immediately as of the date Bank changes its Base Rate without notice to Borrower. The Base Rate is not tied to any external rate of interest or index.

     1.13 "BASE RATE ADVANCES" means all Advances which bear interest based upon the Base Rate and any relevant margin.

     1.14 "BORROWER" means the party identified on the first page hereof as Borrower.

     1.15 "BORROWING BASE" means the lesser of (A) Fifteen Million and 00/100 Dollars ($15,000,000.00), or (B) the Eligible Loan Value of Eligible Accounts.

     1.16 "BORROWING BASE CERTIFICATE" means the certificate, substantially in the form of Exhibit A, executed from time to time by Borrower.

     1.17 "BORROWING DATE" means the Business Day or Working Day on which an Advance is to be made or Letter of Credit is to be issued.

     1.18 "BUSINESS DAY" means a day other than a Saturday or Sunday or other day on which Bank is authorized or required to close under the laws of the State of New Jersey or applicable Federal Law.

     1.19 "CHATTEL PAPER" means, in addition to the definition of chattel paper as contained in the Uniform Commercial Code, a writing or writings which evidence both a


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money obligation and a security interest in, or a lease of, specific Goods. When a transaction is evidenced both by such a security agreement or a lease and by an Instrument or series of Instruments, the group of writings taken together constitutes Chattel Paper.

     1.20 "CLOSING DATE" means the date of this Agreement.

     1.21 "COLLATERAL" means all of those present or future personal property assets of each of the Obligors in which a security interest in or lien on is granted to Bank hereunder or contemplated hereby or in any other Loan Document, or under any other prior, present or future agreement by any of the Obligors in favor of Bank.

     1.22 "COMMITMENT" means Bank's commitment to make the Loan to Borrower.

     1.23 "COMMITMENT FEE" means the fee payable by Borrower to Bank on the average daily unused portion of the Commitment.

     1.24 "CONTINGENT OBLIGATION(S)" means, as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(A) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (B) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase property, securities or services primarily for the purpose of assuring the beneficiary of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (D) for the obligations of a partnership in which such Person is a general partner, or (E) otherwise to assure or hold harmless the beneficiary of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligations shall not include the endorsement of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by Bank in good faith.

     1.25 "CONTRACTUAL OBLIGATIONS" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its assets are bound.

     1.26 "DEFAULT" means an event of the nature specified in Article VIII hereof and which, with the giving of notice or passage of time, or both, would become an Event of Default.


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     1.27 "DISPUTES" has the meaning set forth in Section 10.18(A) hereof.

     1.28 "DOCUMENT(S)" shall have the meaning set forth in the Uniform Commercial Code for such term.

     1.29 "ELIGIBLE ACCOUNT" means an Account of an Obligor which has been due for less than ninety (90) days from the date of issuance of the invoice, is subject to a first priority perfected Lien in favor of Bank, excluding any Ineligible Account.

     1.30 "ELIGIBLE LOAN VALUE OF ELIGIBLE ACCOUNTS" means up to eighty-five percent (85%) of the face amount of Eligible Accounts, less returns and discounts, offsets, contra balances, credits or allowances of any nature, at any time issued, owing, granted or outstanding.

     1.31 "ENVIRONMENTAL LAWS" means (A) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), as amended by the Superfund Amendment and Reauthorization Act of 1986; (B) the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. 6901 et seq.; (C) the New Jersey Spill Compensation and Control Act, as amended, N.J.S.A. 58:10-23.11b et seq.; (D) the New Jersey Industrial Site Recovery Act, formerly known as the Environmental Cleanup Responsibility Act, as amended, N.J.S.A. 13:1K-6 et seq.; (E) the New Jersey Underground Storage of Hazardous Substances Act, N.J.S.A. 58:10A-21 et seq.; (F) the New Jersey Solid Waste Management Act, as amended, N.J.S.A. 13:1E-1 et seq.; (G) the New Jersey Water Pollution Control Act, as amended, N.J.S.A. 58:10A-1 et seq.; and (H) any and all laws, regulations and executive orders, federal, state and local, pertaining to environmental matters, as same may be amended or supplemented from time to time.

     1.32 "ERISA" means the Employee Retirement Income Security Act of 1974 as amended from time to time.

     1.33 "EURODOLLAR RATE" means with respect to any Advance or outstanding portion of the Loan (should Borrower choose the Adjusted LIBO Rate option thereto), the rate of interest (rounded to the next higher 1/100 of one percent (.01%)) for deposits in U.S. Dollars for a maturity equal to the Interest Period therefor which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the day that is two (2) Working Days prior to the commencement of such Interest Period. If such rate does not appear on the Telerate Page 3750, the rate utilized shall be the rate as determined by Bank from another recognized source or interbank quotation.

     1.34 "EURODOLLAR RESERVE" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the applicable statutory reserve requirements (rounded to the next higher 1/100 of one percent (.01%) and expressed as a decimal) for Bank (without duplication, but including, without limitation, basic, supplemental, marginal and emergency reserves), from time to time in effect


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

under Regulation D of the Board of Governors of the Federal Reserve System (or any successor) with respect to eurocurrency funding currently referred to as "Eurocurrency liabilities" in such Regulation D.

     1.35 "EVENT OF DEFAULT" means an event of the nature specified in Article VIII hereof.

     1.36 "FIXED CHARGE COVERAGE RATIO" means (A) the sum of net profit, interest, taxes, depreciation and amortization plus lease and rent expense for the measured period, divided by (B) the sum of the current portion of long term debt and capital leases plus lease and rent expense for the same period and the total interest expense.

     1.37 "GAAP" means generally accepted accounting principles in the United States of America consistently applied.

     1.38 "GENERAL INTANGIBLES" means, in addition to the definition of general intangibles as contained in the Uniform Commercial Code, all rights of the Obligors to property, choses in action and other rights of the Obligors not otherwise specifically included elsewhere in this Agreement, further including but not limited to all present and future trademarks, goodwill symbolized by any trademarks, trade names, service marks, copyrights and patents, and all rights under license agreements for the use of same, and all rights of the Obligors under any and all leases of property, both real and personal.

     1.39 "GOODS" means, in addition to the definition of goods as contained in the Uniform Commercial Code, all articles of tangible personal property, sold, supplied, leased or otherwise disposed of, represented by an Account.

     1.40 "GOVERNMENTAL BODY" means any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to government or any court or arbitrator.

     1.41   "GUARANTOR(S)"   means  all  now  existing  and   hereafter   formed
Subsidiaries of Borrower, including without limitation, those Subsidiaries listed on Schedule 5.1 hereof.

     1.42 "GUARANTY" means the joint and several, unconditional, irrevocable guaranty of payment of the Obligations hereunder and under the other Loan Documents by the Guarantors, pursuant to the Guaranty and Suretyship Agreement from Guarantors to Bank dated the date hereof, together with any other guaranty agreements hereafter executed by any parties hereafter becoming a Guarantor.

     1.43 "INDEBTEDNESS" means, as to any Person, at a particular time, all items which, in accordance with GAAP, would be classified as liabilities on a balance sheet of such Person as at such time and which constitute, without duplication, (A) indebtedness for


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

borrowed money or the deferred purchase price of property (other than credit extended to such Person for the purchase of goods in the ordinary course of business to the extent the same would otherwise constitute Indebtedness), (B) indebtedness evidenced by notes, bonds, debentures or similar instruments, (C) obligations under leases which, in accordance with GAAP, are required to be capitalized on a balance sheet, (D) obligations under conditional sales or other title retention agreements, (E) indebtedness arising under letters of credit (both documentary and standby) and acceptance facilities and the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder to the extent such Person shall not have reimbursed the issuer in respect of the issuer's payment of such drafts,
(F) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof (other than carriers', warehousemen's, mechanics', repairmen's or other like nonconsensual liens arising in the ordinary course of business to the extent such liens are Permitted Encumbrances) and liens for taxes, assessments or similar charges incurred in the ordinary course of business to the extent such liens are Permitted Encumbrances, (G) mandatory obligations of such Person to redeem or purchase stock or to purchase or repay Indebtedness, and (H) Contingent Obligations of such Person in respect of any of the foregoing.

     1.44  "INDEMNIFIED  PARTIES"  has the  meaning  set forth in Section  10.16 hereof.

     1.45 "INELIGIBLE ACCOUNTS" means those Accounts as to which any of the following has occurred:

     (A) a portion of the Goods or services giving rise to the Account are returned, rejected, repossessed, lost or damaged, such portion of which Account shall be deemed ineligible;

     (B) the Account Debtor disputes said Account;

     (C) the termination of existence, insolvency, business failure or suspension of business or appointment of a custodian, receiver or trustee of any part of the property of, the making of an assignment for the benefit of creditors of, calling of a meeting of the creditors of, or the commencement of any bankruptcy, liquidation, reorganization or similar proceeding under state or federal law against the Account Debtor;

     (D) more than twenty-five percent (25%) of the aggregate Accounts due from the Account Debtor remains unpaid past the applicable eligibility periods set forth in the definition of Eligible Account;

     (E) the Account is due from an employee, stockholder, Affiliate or Subsidiary of an Obligor or Stan Gang;


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

     (F) any of the representations set forth in Section 5.9 are untrue with respect to said Account;

     (G) the Obligors have failed with respect to said Account to comply with the requirements of Section 6.10 hereof;

     (H) the Account arises out of a contract with any Governmental Body unless, solely with respect to an Account due from the New York MTA, all filings have been made under the Federal Assignment of Claims Act or comparable state or other statute;

     (I) the Goods giving rise to said Account are subject to any "bill and hold" or similar arrangements, have been sold on approval or consignment or sale or return basis, or under a repurchase or similar agreement;

     (J) the Account Debtor does not meet credit standards acceptable to Bank;

     (K) the Account is not payable in United States Dollars or the Account Debtor is located outside the United States;

     (L) the Account Debtor is located in Minnesota or New Jersey or other jurisdiction which requires a Notice of Business Activities Report or similar report to be filed by an Obligor, and such Obligor has not filed for the then current year the required report or is not otherwise authorized to transact business in said jurisdiction;

     (M) because of the nature of an Obligor's ownership of assets or conduct of business, such Obligor is required by applicable law to be authorized to do business in the jurisdiction where the Account Debtor is located and such Obligor is not so authorized;

     (N) the Account is subject to any offset, counterclaim or other claim or defense on the part of the Account Debtor;

     (O) the Account is subject to a Lien in favor of any Person other than Bank, excluding any Liens described in and permitted under the Intercreditor Agreements;

     (P) the Account is not a good and valid Account, representing an undisputed bona fide indebtedness incurred by the Account Debtor therein named, for a fixed sum as set forth in the invoice relating thereto with respect to an absolute sale and delivery, upon the stated terms, of Goods sold and delivered, or services actually rendered, by an Obligor; or

     (Q) the Account arises out of a contract or purchase order for which a surety bond was issued on behalf of an Obligor.

     1.46 "INSTRUMENT" means, in addition to the definition of instrument as contained in the Uniform Commercial Code, a negotiable instrument or a security, or any other


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

writing which evidences a right to the payment of money and is not itself a security agreement or lease and is of the type which is, in the ordinary course of business, transferred by delivery with any necessary endorsement or assignment.

     1.47 "INTERCREDITOR AGREEMENTS" means (i) that certain intercreditor agreement between Bank and Finova Capital Corporation dated December 20, 1996 and (ii) that certain intercreditor agreement between Bank and IBM Credit Corp., each of which shall be substantially similar to the other.

     1.48 "INTEREST PERIOD" means, as to all Adjusted LIBO Rate Advances, the period commencing on the Borrowing Date and ending on the numerically corresponding day (or if there is no numerically corresponding day, the last day) in the calendar month that is one (1), three (3) or six (6) months thereafter, as selected by Borrower in its notice of borrowing, and thereafter, the period commencing on the last day of the first preceding Interest Period and ending on the numerically corresponding day (or if there is no numerically corresponding day, the last day) in the calendar month that is one (1), three
(3) or six (6) months thereafter, as selected by Borrower in its notice of continuance of or conversion to an Adjusted LIBO Rate Advance; provided,
                                                                       --------
however,  that if any  Interest  Period  would end on a day which shall not be a
-------
Working Day, such Interest Period shall be extended to the next succeeding Working Day unless such Working Day would fall in the next succeeding calendar month in which case the Interest Period shall end on the first preceding Working Day and provided, further, that notwithstanding anything to the contrary, (i) no
        --------  -------
Interest Period shall extend beyond the Maturity Date and (ii) in all cases, no Interest Period shall extend beyond any date on which principal is to be paid for that portion of principal being paid on such date.

     1.49 "INVENTORY" means, in addition to the definition of inventory as contained in the Uniform Commercial Code, all Goods held by the Obligors for resale or lease or furnished or to be furnished under contracts of service, and shall include raw materials, goods and work in process and finished goods, and all goods returned by or reclaimed from customers.

     1.50 "INVESTMENT OBLIGATIONS" means any of the following: (A) obligations of or guaranteed by the United States of America; (B) obligations issued or guaranteed by any instrumentality or agency of the United States of America; (C) obligations issued or guaranteed by any State of the United States or the District of Columbia; (D) repurchase agreements fully secured by obligations of a kind specified in subsections (A), (B) or (C) above; (E) interest bearing accounts, certificates of deposit, bankers' acceptances or commercial paper of Bank; and (F) commercial paper other than as specified in subsection (E) above and which is rated at least "P1" by Moody's Investors Services or at least "A1" by Standard and Poor's Corporation.

     1.51 "LETTER(S) OF CREDIT" means the one or more standby letters of credit issued from time to time by Bank at the request and for the account of Borrower in accordance with the terms hereof.


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

     1.52 "LETTER OF CREDIT AGREEMENT" means Bank's standard form of Application and Agreement for Irrevocable Standby Letter of Credit, as the same may change from time to time, the current form of which is annexed hereto as Exhibit B.

     1.53 "LETTER OF CREDIT OBLIGATIONS" means the total amount of all Letters of Credit as outstanding at any time and all obligations of Borrower to reimburse Bank for any payments by Bank under any Letters of Credit.

     1.54 "LIEN" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement, or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing) and the filing of any financing statement under the Uniform Commercial Code (or comparable law) of any jurisdiction to evidence any of the foregoing.

     1.55 "LOAN" means the revolving loan and Letters of Credit in the maximum principal amount of up to FIFTEEN MILLION DOLLARS ($15,000,000.00) made available by Bank pursuant to Section 2.1 hereof.

     1.56 "LOAN DOCUMENTS" means this Agreement, the Revolving Note, the Guaranty, the Intercreditor Agreements, any Letter of Credit Agreement, all notes or other documents executed and delivered by Borrower or any other Obligor hereunder, and any amendments, renewals, modifications or supplements thereto, or substitutions therefor.

     1.57 "MARKETABLE SECURITIES INVESTMENT PERCENTAGE" has the meaning set forth in Section 2.4(A) hereof.

     1.58 "MATERIAL ADVERSE CHANGE" means, as to a Person, a material adverse change in the financial condition, operations, business or property of such Person.

     1.59 "MATERIAL ADVERSE EFFECT" means, as to a Person, a material adverse effect on the financial condition, operations, business or property of such Person.

     1.60 "MATURITY DATE" means June 30, 1998.

     1.61 "OBLIGATION" or "OBLIGATIONS" means any and all loans, advances and other financial accommodations made by Bank prior to, on and after the date of this Agreement to, or on the account of Borrower including without limitation, the Loan, and any and all interest, commissions, obligations, liabilities, indebtedness, charges and expenses direct or indirect, primary, secondary, contingent, joint or several which are due or to become due or that may hereafter be contracted or acquired of Borrower or the other Obligors to Bank, no matter how or when arising and whether under any present or future agreement or instrument


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

between Borrower or the other Obligors (including without limitation, under the Guaranty) and Bank, or otherwise, and the amount due or to become due upon any notes, reimbursement agreement, swap agreement or other obligations given to, or received by, Bank or on account of any of the foregoing and the performance and fulfillment by Borrower or the other Obligors of all the terms, conditions, promises, covenants and provisions contained in the Loan Documents, or in any future agreement or instrument between Borrower or the other Obligors and Bank.

     1.62 "OBLIGOR" means Borrower hereunder, Guarantors, all other sureties and guarantors and, if any debt due to Bank hereunder is evidenced by a note or other instrument, the makers and endorsers thereof.

     1.63 "PBGC" means the Pension Benefit Guaranty Corporation.

     1.64 "PERMITTED ACQUISITION" means a merger or consolidation by Borrower where Borrower remains the surviving entity, or an acquisition by Borrower of all or substantially all of the assets, stock or other equity interests of another entity; provided that in any such merger, consolidation or acquisition,
(i) any acquired entity becomes a Guarantor hereunder and (ii) Bank receives a valid and perfected lien on any acquired assets.

     1.65 "PERMITTED ENCUMBRANCES" means (A) Liens for taxes, assessments or governmental charges or levies on property of an Obligor if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being diligently contested in good faith and by appropriate proceedings and against which such Obligor has established adequate reserves, (B) Liens imposed by law, such as carriers, warehousemen and mechanics Liens, and Liens incurred in connection with construction or other similar Liens arising in the ordinary course of business provided same are not at the time due and payable, (C) Liens arising out of pledge or deposits under workmen's compensation law, unemployment insurances, old age pension or other social security or retirement benefit or similar legislation, (D) Liens arising from judgments or awards with respect to which such Obligor shall be diligently and in good faith prosecuting an appeal or proceedings for review and shall have secured a stay of execution pending such appeal or review, (E) Liens in favor of Bank, (F) Liens described in and permitted under the Intercreditor Agreements, (G) Liens associated with permitted purchase money indebtedness described in Section 1.66(ii) and (H) Liens set forth on Schedule 1.65 annexed hereto.

     1.66 "PERMITTED INDEBTEDNESS" means (i) Indebtedness to Bank, (ii) purchase money indebtedness with respect to the purchase by Borrower of new equipment and/or machinery to be used in connection with its business, up to an aggregate amount of $250,000 per year and (iii) indebtedness as described in and permitted under the Intercreditor Agreements.

     1.67 "PERMITTED LEASES" means, provided no Default or Event of Default exists hereunder, those real property leases entered into in the ordinary course of business consistent with past practice for which Bank has received (A) ten
(10) Business Days advance


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

notice and (B) landlords' waivers and any other documents deemed necessary or desirable by Bank.

     1.68 "PERSON" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof). Without limitation, the term "Person" shall include Borrower and Guarantors.

     1.69 "PLAN" means an employee benefit plan or other plan maintained for employees of an Obligor and covered by Title IV of ERISA.

     1.70 "REPAYMENT INDEMNITY" means any amounts required to compensate Bank for any losses which it incurs as calculated below as a result of repayments of Advances (including repayments on account of illegality as set forth in Section 2.2(E) upon acceleration or otherwise) other than on, with respect to the Adjusted LIBO Rate Advances, the last day of an Interest Period. The amount of such loss shall be calculated by multiplying the principal amount of the repayment or prepayment by the per annum rate (expressed as a decimal and based on a 360-day year and actual days elapsed) (the "Indemnity Rate"), determined by subtracting (A) the highest asked yield most recently published in the Wall
                                                                            ----
Street  Journal as of the date of  repayment  or  prepayment  for U.S.  Treasury
---------------
securities having a term approximating the weighted average of the terms of each Advance or portion thereof being repaid or prepaid (the "Average Term", said average to be determined by reference to the period, for each Advance, commencing on the date of the repayment or prepayment and ending on, with respect to the Adjusted LIBO Rate Advances, the end of the then current Interest Period) from (B) the rate of interest applicable to the principal amount being repaid or prepaid, said Repayment Indemnity to accrue for a period from and including the date of the repayment or prepayment to, but excluding, the date of expiration of the Average Term, as if such term commenced on the date of repayment or prepayment; provided that no Repayment Indemnity shall be payable unless the foregoing calculation of the Indemnity Rate produces a positive number. Borrower agrees that the Repayment Indemnity has been freely bargained between the parties to provide Bank with compensation for the costs of reinvesting the Loan proceeds and the loss of the contracted-for return on the Loan and such Repayment Indemnity is reasonable and constitutes a means of providing Bank with a substitute or alternate source of cash flow if any Advance is repaid or prepaid as set forth above. Bank's determination of the Repayment Indemnity shall be conclusive and binding in the absence of manifest error. The amount payable as determined above shall be in addition to any amounts payable under any other Section or Paragraph of this Agreement.

     1.71 "REPORTABLE EVENT" has the meaning assigned to such term in Title IV of ERISA, or regulations issued thereunder other than a Reportable Event not subject to the provision for a thirty (30) day notice to the PBGC under such regulations.


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

     1.72 "REVOLVING NOTE" means that certain Revolving Note dated the date hereof issued by Borrower evidencing the Loan and any revolving note replacing such note.

     1.73 "SUBSIDIARY" means any entity of which more than fifty percent (50%) of the outstanding capital stock or other ownership interest having ordinary voting power to elect a majority of the board of directors or other governing body of such entity (irrespective of whether, at the time, stock or other ownership interest of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by Borrower or any other Obligor or one or more Subsidiaries.

     1.74 "TANGIBLE NET WORTH" means Total Assets, less (without limitation and without duplication of deductions) the aggregate of the liabilities and Indebtedness (including tax and other proper accruals) of a Person and any reserves established by a Person for anticipated losses or expenses.

     1.75 "TELERATE PAGE 3750" means the display designated as "Page 3750" on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying London interbank offered rates of major banks).

     1.76 "TOTAL ASSETS" means, at any date, the amount shown on the books and records of a Person, determined in accordance with GAAP, of all property, both real and personal, of a Person, after deducting capitalized research and development costs, capitalized interest, debt discounts and expense, marketing expenses and customer and/or mailing lists, goodwill (including any amounts, however designated on the balance sheet, representing the cost of acquisition of business and investments in excess of underlying tangible assets), patents, trademarks, trade name rights, copyrights, franchises, licenses, amounts owing from employees, officers, directors, shareholders, principals, partners, Subsidiaries or Affiliates of the Person and any investments in any entities owned or controlled by any of the foregoing Persons (including without limitation, any Affiliates and Subsidiaries) and such other assets as are properly classified as "intangible assets".

     1.77 "TOTAL LIABILITIES" means, at any date, the amount of all liabilities which, in accordance with GAAP should be included in determining total liabilities as shown on a liability side of a balance sheet of a Person at such date, other than capital stock, capital surplus, retained earnings, property interests, deferred credit and contingency reserves under GAAP.

     1.78 "UNIFORM COMMERCIAL CODE" means the Uniform Commercial Code as adopted and in effect under the laws of the State of New Jersey.

     1.79 "WORKING DAY" means any day other than a Saturday, Sunday, public holiday, bank holiday or other day on which currencies are not traded in the London interbank market.


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

     1.80 "INTERPRETATION AND CONSTRUCTION"

     (A) The terms "hereby," "hereof," "hereto," "herein," "hereunder" and any similar terms, as used in this Agreement, refer to this Agreement in its entirety and not any particular Article or paragraph, and the term "hereafter" means after, and the term "heretofore" means before, the date of delivery of this Agreement;

     (B) Words importing a particular gender mean and include every other gender, and words importing the singular number mean and include the plural number and vice versa.

     (C) References to "the Obligors", "each Obligor", "any Obligor", "an Obligor" and the like shall be deemed to refer in each such case to all or any one Obligor.


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

                                       II

                                      LOANS
                                      -----

     2.1 REVOLVING LOAN AND LETTERS OF CREDIT Within the collateral limits of the Borrowing Base, subject to the terms and conditions hereinafter set forth, and provided that no Default or Event of Default shall have occurred and be continuing or would result from the making of any Advance or issuance of any Letter of Credit, from time to time hereafter, through the Maturity Date, Bank shall extend credit to Borrower by (i) making Advances and (ii) the issuance of Letters of Credit; provided, however that at no time shall (x) the total amount
                   --------   -------
of Letter of Credit Obligations exceed Two Million Five Hundred Thousand Dollars ($2,500,000), (y) the total principal amount of Acquisition Advances exceed Five Million Dollars ($5,000,000) and (z) the total amount of Letter of Credit Obligations plus the total principal amount of Advances then outstanding exceed
            ----
the Borrowing Base. Borrower shall have the right, upon thirty (30) days prior written notice to Bank, to terminate all or part of the unused portion of the Loan, without premium or penalty.

     2.2 INTEREST

     (A) On all Base Rate Advances, Borrower shall pay to Bank monthly interest on the first day of each month until all such Advances are paid in full, and on all Adjusted LIBO Rate Advances, Borrower shall pay to Bank interest on the last day of the Interest Period but in no event less often than quarterly (in which case such payments shall be made on the last Working Day of such calendar quarter), until all such Advances are paid in full, which interest shall be computed on the basis of a 360 day year, for the actual number of days elapsed, on the daily unpaid balance of such Advances, at the rate selected by Borrower by written notice to Bank equal to the following:

          (i)  Working  Capital  Advances.  For  Advances to be used for working capital, (x) one-half of one percent (.5%) per annum below the Base Rate, or (y) the Adjusted LIBO Rate for such Interest Period plus 1.25 percent
                                                               ----
     (1.25%); or

          (ii) Acquisition Advances. For Acquisition Advances, (x) one-quarter of one percent (.25%) per annum below the Base Rate or (y) the Adjusted LIBO Rate for such Interest Period plus 1.50 percent (1.50%).
                                        ----

Borrower's notice to Bank of the applicable interest rate shall be provided, as to Adjusted LIBO Rate Advances which are to be continued as such for the next Interest Period or as to Base Rate Advances which are to be converted to Adjusted LIBO Rate Advances, not less than three (3) days, which are both Working Days and Business Days, prior to the end of the then pending Interest Period, such notice to include a requested Interest Period, and, as to Adjusted LIBO Rate Advances which are to be converted to Base Rate Advances, one (1) Business Day prior to the end of the then pending Interest Period to Bank. Conversions of Adjusted LIBO Rate


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

Advances shall only be made (a) on the last day of the Interest Period applicable thereto, (b) on a Working Day and (c) if no Default or Event of Default has occurred and is continuing. If no notice is provided by Borrower as to any Adjusted LIBO Rate Advance prior to the end of the then pending Interest Period, such Advance shall, at the end of the Interest Period, automatically become a Base Rate Advance.

     (B) Subject to Section 2.5, if, at any time, the outstanding Advances exceed the Borrowing Base, Borrower shall pay to Bank monthly interest computed on the basis of a 360 day year for the actual number of days elapsed, on that portion of the daily unpaid balance of such Advances which is in excess of the Borrowing Base, at the default rate set forth in Section 9.7.

     (C) In the event there should be a change in the Base Rate which would result in a change in the rate of interest on Base Rate Advances, then, in that event, the rate of interest on such Base Rate Advances shall be changed accordingly as of the date of the change in the Base Rate, without notice to Borrower.

     (D) Each month Bank will render to Borrower a statement of the status of the Advances provided for herein, which Borrower hereby agrees shall be deemed to be an account stated and correct and acceptable to and binding on Borrower unless Bank shall receive a corrected statement of exceptions from Borrower within thirty (30) days after the monthly statements have been rendered to Borrower.

     (E) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation by any central bank or other governmental authority charged with the administration or interpretation thereof shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for Bank to perform its obligations hereunder (i) to make Adjusted LIBO Rate Advances or
(ii) to continue to fund or maintain Adjusted LIBO Rate Advances hereunder, then, on notice thereof and demand therefor by Bank to Borrower, the obligation of Bank to make any such Adjusted LIBO Rate Advances shall terminate and, if the foregoing clause (ii) is applicable, Borrower shall, upon prior notice to Bank, either (A) forthwith repay in full any such Adjusted LIBO Rate Advances then outstanding, together with interest accrued thereon and the Repayment Indemnity or (B) forthwith convert any such Adjusted LIBO Rate Advances then outstanding into Base Rate Advances and pay to Bank the Repayment Indemnity. If no such notice is received by Bank within three (3) Working Days of the prior written demand by Bank (which demand shall include Bank's calculation of the Repayment Indemnity), Borrower will be deemed to have made the election to convert any such Adjusted LIBO Rate Advances then outstanding into Base Rate Advances as of the fourth day following such demand.

     (F) If, with respect to any Interest Period, Bank determines that (i) extraordinary circumstances affecting the relevant market make it impracticable to ascertain the interest rate applicable for such Interest Period or (ii) the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to Bank of making or maintaining the Loan


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

during such Interest Period, Bank shall promptly notify Borrower of such determination and no additional Adjusted LIBO Rate Advances shall be made nor shall there be any conversions thereto until such notice is withdrawn. If any Adjusted LIBO Rate Advance is outstanding on the date of such notice and such notice has not been withdrawn on the last day of the then current Interest Period applicable thereto, Borrower may on the last day of such Interest Period either convert such Adjusted LIBO Rate Advance to a Base Rate Advance or prepay the outstanding principal balance thereof and accrued interest thereon in full. If no such notice is received by Bank at least one (1) Business Day prior to the last day of such Interest Period, Borrower will be deemed to have made the election to convert any such Adjusted LIBO Rate Advances then outstanding into Base Rate Advances.

     2.3 REPAYMENT OF ADVANCES

     (A) Borrower may repay an Adjusted LIBO Rate Advance or portion thereof on the last day of the relevant Interest Period, provided, that (i) Borrower shall provide Bank with one (1) Working Day's prior written notice of its intent to so repay, (ii) Borrower shall pay to Bank the amount repaid together with accrued interest to the date of such payment on the amount repaid, (iii) each partial repayment shall be in a principal amount of not less than $100,000.00 or any multiple thereof. In the event Borrower for any reason repays any Adjusted LIBO Rate Advance on the day which is not the end of an Interest Period, Borrower shall, upon written demand by Bank, pay to Bank the Repayment Indemnity with respect to such repayment.

     (B) As to any Base Rate Advances, Borrower may, upon not less than one (1) Business Day's prior written notice, repay such Base Rate Advances, without premium or penalty, in whole or in part with accrued interest to the date of such repayment; provided, that each partial repayment shall be in a principal amount of not less than $100,000.00 or any multiple thereof.

     (C) Provided no prior Event of Default occurs hereunder, all Advances shall be payable upon the Maturity Date.

     (D) Whenever any payment to be made hereunder or under any note issued hereunder shall be stated to be due on other than a Business Day or, as to Adjusted LIBO Rate Advances, a Working Day, such payment may be made on the next succeeding Business Day or Working Day, as applicable, unless such Business Day or Working Day, as applicable, falls in the next succeeding month, in which case, such payment shall be made on the next preceding Business Day or Working Day, as applicable. Any such alteration of time shall, in such case, be included in the computation of payment of interest. All payments (including prepayments) made by Borrower on account of principal of or interest on the Advances hereunder shall be made without set-off or counterclaim and shall be made prior to 3:00 p.m. (New York City time) on the date such payment is due, to Bank, in each case in lawful money of the United States of America and in immediately available funds. The failure of Borrower to make any such payment by 3:00 p.m. (New York City time) on such due date shall not constitute a Default or Event of Default hereunder, provided that such payment is made on such due date, but any


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

such payment received by Bank on any Business Day after 3:00 p.m. (New York City time) shall be deemed to have been received on the immediately succeeding Business Day or Working Day, as applicable, for the purpose of calculating any interest payable in respect thereof.

     (E) Bank shall have the right in its discretion to charge any principal and/or interest or other sum due by Borrower or any other Obligor to Bank, to any checking, other deposit or loan account of Borrower or any other Obligor with Bank or to apply any proceeds received by it against payment of same. In the event that the amount so charged shall create an overdraft, the Obligors hereby agree to pay to Bank the fees associated with overdraft until the overdraft is satisfied in full. During any time in which an overdraft is created and outstanding, the Loan shall be deemed to be in default (and shall bear interest at the default rate set forth in Section 9.7) and Bank shall not be required to honor any checks drawn on or transfers from such deposit account nor shall it be required to notify any Obligor of the existence of any overdraft before dishonoring any such checks or transfers, and to the extent permitted by law, the Obligors waive any rights and claims they may have against Bank for wrongful dishonor, interference with contract, wrongful interruption of the Obligors' businesses or similar claim, counterclaim or causes of action arising due to Bank's failure to honor such checks. The creation of any overdrafts shall not be deemed to be a payment hereunder or under any note evidencing the Obligations or a waiver by Bank of any Event of Default hereunder and nothing herein shall obligate Bank to create any such overdraft.

     2.4 FEES

     (A) Borrower agrees to pay to Bank on a quarterly basis the Commitment Fee on the average daily unused portion of the Commitment from the Closing Date until the Maturity Date, at the rate equal to (i) prior to the event described in subsection 2.4(A)(ii) below, one-sixteenth percent (.0625%) per annum or (ii) from and after the consummation of a secondary offering of securities of Borrower resulting in the availability of investible proceeds, one-eighth percent (.125%) per annum multiplied by the Marketable Securities Investment Percentage, such payments commencing on June 30, 1997, and continuing quarterly thereafter on the last day of September, December, March and June, with such payments terminating on the Maturity Date. As used in this Section 2.4(A), "Marketable Securities Investment Percentage" shall be defined as one (1) minus a fraction, the numerator of which is Borrower's average total marketable securities invested with Bank and the denominator of which is Borrower's average total marketable securities.

     (B) If from time to time Bank, in accordance with its right hereunder, examines or inspects the books and records of Borrower or any other Obligor and/or Collateral, the Obligors shall upon the demand of Bank pay to Bank any reasonable out-of-pocket expenses incurred by Bank in connection with such audit, including but not limited to travel expenses incurred by Bank in connection therewith.

     2.5 PREPAYMENT If on any day the sum of the aggregate outstanding principal balance of the Advances under Section 2.1 plus the Letter of Credit Obligations hereof


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

shall exceed the then Borrowing Base on such day or the other limitations set forth in Section 2.1, Borrower shall, on such day, prepay such Advances by an amount equal to such excess together with the Repayment Indemnity, if any. The failure to make any such payment shall be an Event of Default.

     2.6 PROCEDURES  FOR ADVANCES  Borrower shall provide Bank with at least one
(1) Business Day's oral notice of any requested Base Rate Advance and three (3) Working Day's oral notice of any requested Adjusted LIBO Rate Advance, specifying (A) the Borrowing Date and amount, (B) whether the Advance is to be an Adjusted LIBO Rate Advance or a Base Rate Advance, and, if an Adjusted LIBO Rate Advance, the Interest Period, and (C) whether the Advance is to be for working capital or an Acquisition Advance, which oral notice shall be promptly confirmed in writing by Borrower (provided, however, Bank may rely and act upon telephonic notice whether or not such written confirmation is ultimately received). The notice to Bank requesting an Advance shall also include evidence that based upon the most recent Borrowing Base Certificate, there exists sufficient availability of funds for such Advance. In the event that the only interest rate available to Borrower shall be the Base Rate (as provided in Section 2.2(E) above), Borrower need only give Bank one (1) Business Day's notice to request Advances. Bank shall, on or after 1:00 P.M. (New Jersey time) of the Borrowing Date, make the amount of the requested Advance available to Borrower, provided all conditions precedent to such Advance have been met or satisfied. Each requested Adjusted LIBO Rate Advance hereunder for less than the full amount available under the Borrowing Base, shall be in the minimum amount of $100,000.00 or any multiple thereof. Not more than three (3) Advances based upon the Adjusted LIBO Rate may be outstanding at any one time.

     2.7 PROCEDURES FOR LETTERS OF CREDIT

     (A) Issuance of Letters of Credit. Within the collateral limits of the Borrowing Base, until the Maturity Date, and provided that no Default or Event of Default shall have occurred and be continuing or would result from the issuance of a Letter of Credit and subject to the limitations of Section 2.1, Bank may issue Letters of Credit for the account of Borrower on the terms hereinafter set forth. No Letter of Credit shall have a term beyond 180 days and in any event no Letter of Credit shall extend beyond the Maturity Date. Each of the Letters of Credit shall be issued in a form satisfactory to Bank and pursuant to a Letter of Credit Agreement duly executed by Borrower. The terms and conditions of the Letter of Credit Agreement(s) are hereby incorporated herein by reference as if fully set forth at length. Borrower shall pay to Bank any and all fees imposed by Bank in connection with the issuance of Letters of Credit.

     (B) Payments under Letters of Credit and Reimbursement by Borrower. In the event of a drawing under any Letter of Credit and payment by Bank, Borrower shall immediately reimburse Bank therefore by a charge against Borrower's account(s) maintained at Bank. In the event that Borrower shall not so reimburse Bank as provided above, such failure shall be an Event of Default and Borrower shall pay to Bank interest on the amount of such payment from the date of such payment by Bank or the failure of Borrower to so reimburse


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

Bank, as applicable, through and including the date of such reimbursement by Borrower at the default rate (described in Section 9.7) computed on the basis of the actual number of days elapsed over a year of 360 days.

     (C) Letter of Credit Obligations Absolute. Unless otherwise required by the order of a court of competent jurisdiction, Borrower's obligations to make payments to Bank in order to reimburse payments by Bank on Letters of Credit as provided in Subsection 2.7(B) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the Letter of Credit Agreement(s), under any and all circumstances whatsoever, and irrespective of:

          (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

          (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document to which Bank is not a party;

          (iii) the existence of any claim, setoff, defense or other right that Borrower or any other Obligor, any other party guaranteeing, or otherwise obligated with, Borrower, any Subsidiary or other Affiliate thereof or Stan Gang or any other person may at any time have against the beneficiary under any Letter of Credit, Bank or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

          (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (v) payment by Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

          (vi) any other act or omission to act or delay of any kind of Bank, or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this section, constitute a legal or equitable discharge of Borrower's obligations hereunder.

          Notwithstanding the foregoing, it is expressly understood and agreed that Borrower has not waived any rights it may have or be entitled to assert in the event of Bank's gross negligence or wilful misconduct (other than any claim seeking consequential damages, claims in respect of which are hereby


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

     waived by Borrower). It is understood that Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notices or information to the contrary and, in making any payment under any Letter of Credit (i) Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any drafts presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals (but does not exceed) the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute wilful misconduct or gross negligence of Bank.

     (D) Outstanding Letter of Credit Obligations. Upon an Event of Default and subject to the limitations set forth in Section 2.1 hereof, the full amount of all Letter of Credit Obligations shall be deemed to increase the principal amount deemed outstanding under the Loan (and any unpaid interest thereon and on unpaid letter of credit fees shall be deemed principal on such Loan, provided that no interest shall be charged on the amount of the Letters of Credit unless and until such Letters of Credit are drawn upon) for purposes of (x) distribution of payments hereunder and (y) application of proceeds; provided, however, if any such Letter of Credit thereafter expires without being drawn upon, the amount thereof shall reduce the principal amount deemed outstanding under the Loan (as previously increased pursuant to this subsection (D)) and the distributions of payments and proceeds to Bank shall be adjusted accordingly.

     2.8 USE OF PROCEEDS The proceeds of the Loan shall be used by Borrower (i) for short term working capital and (ii) for Permitted Acquisitions subject to the terms and conditions hereof.

     2.9 CONDITIONS TO INITIAL ADVANCE The obligation of Bank to execute this Agreement and to make the initial Advance or other financial accommodations hereunder is subject to the satisfaction of the following conditions precedent:

     (A) Documents. Bank shall have received the duly executed Revolving Note, not less than four (4) copies of this Agreement, the Guaranty and all other Loan Documents, each executed on behalf of Borrower and the other Obligors and/or by their duly authorized officers.

     (B) Deliveries by Borrower. Borrower shall have delivered or caused to be delivered to Bank or Bank shall have received, the following items, which shall be in form and substance reasonably satisfactory to Bank and its counsel:


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

          (i) Legal Opinion of Counsel to the Obligors. Opinion of Buchanan Ingersoll, counsel to the Obligors, dated the date hereof and addressed to Bank, substantially in the form of Exhibit C hereto.

          (ii) Corporate Proceedings. Resolutions of the Board of Directors of Borrower and all other corporate Obligors certified on the date hereof by the Secretary or an Assistant Secretary of Borrower and such other Obligors authorizing (a) the execution, delivery and performance of this Agreement, and all of the other Loan Documents to which it is a party; (b) the consummation of the transactions contemplated hereby and thereby; and (c) the borrowings and other matters contemplated in the Loan Documents. Such certificate shall state that the resolutions set forth therein have not been amended, modified, revoked or rescinded as of the date of such certificate and are in full force and effect as of the Closing Date.

          (iii) Incumbency Certificate. A certificate of the Secretary or an Assistant Secretary of Borrower and all other corporate Obligors, dated the date hereof, as to the incumbency and signature of the officers executing each of the Loan Documents and any other document to be delivered pursuant to any of such documents, together with evidence of the incumbency of such Secretary or Assistant Secretary.

          (iv) Officer's Certificate. A certificate of Borrower and the other corporate Obligors signed by its president or chief financial officer stating that to the best of his knowledge after diligent investigation: (a) as of the date hereof and after giving effect to any loan hereunder no Default or Event of Default exists hereunder; and (b) all of Borrower's and each other Obligor's representations and warranties contained in this Agreement and the other Loan Documents are presently true and correct in all material respects.

          (v) Consents, Licenses, Approvals, etc. Copies of all consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement, the Revolving Note and the other Loan Documents, and such consents, licenses and approvals shall be in full force and effect and be reasonably satisfactory in form and substance to Bank and its counsel.

          (vi) Searches. Copies, in form and substance reasonably satisfactory to Bank, of written or other advice relating to such corporate status, financing statement, tax lien and judgment searches as Bank may reasonably require.

          (vii)   Intercreditor   Agreements.   The  Intercreditor   Agreements,
     substantially in the form of Exhibit D annexed hereto.


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

          (viii) Landlords' Waivers. Landlords' waivers in the form of Exhibit E annexed hereto, for each location where any of the Collateral is located.

          (ix)  Borrowing   Base   Certificate.   A  completed   Borrowing  Base
     Certificate.

          (x) Other Documents. All other documents provided for herein or which Bank may request or require.

          (xi) Additional Information. Such additional information and materials which Bank shall have reasonably requested.

          (xii) Supporting Documents. On or before the date hereof, (a) a copy of the Certificate of Incorporation of Borrower and any other corporate Obligors, certified by the Secretary of State of New Jersey; (b) a certificate of such Secretary of State, dated as of a recent date, as to the good standing of Borrower and any other corporate Obligor and attaching the charter documents of Borrower and any other corporate Obligor on file in the office of such Secretary of State; and (c) a certificate of the Secretary or an Assistant Secretary of Borrower and any other corporate Obligor dated the Closing Date and certifying with respect to Borrower and any other corporate Obligor (i) that attached thereto is a true and complete copy of the By-laws of Borrower and any other corporate Obligor, as in effect on the date of such certification, and (ii) that the Certificate of Incorporation of Borrower and any other corporate Obligor has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause
     (A) above.

          (xiii) Fees/Costs/Taxes. Borrower shall have paid (i) all of the reasonable fees and expenses of Bank's counsel which are occasioned in connection with the preparation of this Agreement and all other Loan Documents and the closing of the transactions contemplated hereby and thereby and (ii) all filing and recording fees and taxes.

          (xiv) Insurance. Evidence of the insurance required to be in effect as set forth in this Agreement.

     2.10 CONDITIONS TO ALL ADVANCES The obligation of Bank to make any Advance or issue a Letter of Credit is subject to fulfillment of the following additional conditions precedent, to the reasonable satisfaction of Bank and counsel to Bank:

     (A) Representations and Warranties. The representations and warranties made by the Obligors herein or in any other of the Loan Documents or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection


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

herewith shall be correct in all material respects on and as of the date of each Advance or issuance of Letters of Credit, after giving effect to such Advance or issuance of Letters of Credit, as if made on and as of such date.

     (B) No Default. No Event of Default has occurred, and no Default has arisen and is continuing on the date the Advance is to be made or Letter of Credit is to be issued, after giving effect to such Advance or Letter of Credit.

     (C) Litigation. No suit, action, investigation, inquiry or other proceeding by any governmental authority or other Person or any other legal or administrative proceeding shall be pending or threatened which (i) questions the validity or legality of the transactions contemplated by this Agreement, or (ii) seeks damages in connection therewith and which, in the reasonable judgment of Bank, (x) involves a significant risk of a preliminary or permanent injunction or other order by a state or federal court which would prevent, or require rescission of, the transactions contemplated by this Agreement, or (y) in the case of any action or proceeding which seeks monetary damages involves a significant risk of resulting in substantial financial liability to any Obligor and/or Bank.

     (D) Material Adverse Change. No event shall have occurred since the date of the most recent financial statements of Borrower and/or any other Obligor furnished to Bank which resulted in a Material Adverse Change of Borrower or any other Obligor or had a Material Adverse Effect on Borrower or any other Obligor.

     (E) Legal Matters. All legal matters incident to the making of the Loan shall be satisfactory to counsel to Bank, in the reasonable exercise of its judgment.

     2.11 REGULATORY CAPITAL REQUIREMENTS If any existing or future law or regulation or the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof, or compliance by Bank with any request or directive (whether or not having the force of law) of any such authority, results in any increases after the date hereof in any capital maintenance, capital ratio or similar requirement against loan commitments made by Bank and the result thereof is to impose upon Bank or increase any capital requirement applicable to Bank as a result of the making or maintenance of the credit facilities available hereunder (which imposition of or increase in capital requirement may be determined by Bank's reasonable allocation of the aggregate of such capital impositions or increases) then, upon demand by Bank, Borrower shall immediately pay to Bank from time to time as specified by Bank a fee which shall be sufficient to compensate Bank for such imposition of or increase in capital requirements together with interest on each such amount from the date demanded until payment in full thereof at the rate provided in this Agreement with respect to fees and charges not paid when due. A certificate setting forth in reasonable detail the amount necessary to compensate Bank as a result of an imposition of or increase in capital requirements submitted by Bank to Borrower shall be conclusive, absent manifest error or bad faith, as to the amount thereof. For purposes of this Section 2.11 in calculating the amount necessary to compensate for any imposition of or increase in capital requirements, Bank shall be deemed to


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

be entitled to a rate of return on capital (after federal, state and local taxes) of fifteen percent per annum.

     2.12 EXCESS ADVANCES In the event Bank shall advance an amount or issue a Letter of Credit in excess of the aggregate amount of all credit facilities set forth in this Agreement or if Borrower should directly or indirectly become indebted to Bank in an amount which, together with all Advances and Letters of Credit made pursuant to this Agreement, is in excess of the aggregate amount set forth in this Agreement, such Advances or such Letters of Credit shall nevertheless be covered by the terms of this Agreement.

     2.13 REQUIREMENTS OF LAW If, after the date hereof, the adoption of any law, regulation, treaty, or directive or any change therein or in the interpretation or application thereof or compliance by Bank with any request or directive (whether or not having the force of law) from any central bank or other governmental authority, agency or instrumentality:

     (A) does or shall subject Bank to any tax of any kind whatsoever with respect to this Agreement, any Advances or the Letters of Credit, or change the basis of taxation of payments to Bank of principal, commitment fee, interest or any other amount payable hereunder (except for changes in the rate of any tax presently imposed on Bank);

     (B) does or shall impose, modify, or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Bank which are not otherwise included in the determination of the Adjusted LIBO Rate or any fixed rate hereunder;

     (C) has or would have the effect of reducing the rate of return on Bank's capital as a consequence of its obligations hereunder to a level below that which Bank could have achieved but for such adoption, change or compliance (taking into consideration Bank's policies with respect to capital adequacy); or

     (D) does or shall impose on Bank any other condition;

and the result of any of the foregoing is to increase the cost to Bank of making, renewing or maintaining advances or extensions of credit to Borrower or to reduce any amount receivable from Borrower thereunder or to reduce the rate of return on Bank's capital, then, in any such case, Borrower shall promptly pay to Bank, upon its demand, any additional amounts necessary to compensate Bank for such additional cost or reduced amount receivable or reduced rate of return which Bank deems to be material, as determined by Bank, with respect to this Agreement, any Advances or the Letters of Credit. If Bank becomes entitled to claim any additional amounts pursuant to this Section 2.13, it shall promptly notify Borrower of the event by reason of which it has become so entitled. A certificate setting forth calculations as to any additional


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

amounts payable pursuant to the foregoing sentence submitted by Bank to Borrower shall be conclusive in the absence of manifest error or bad faith.

     2.14 PARTICIPATIONS Bank may from time to time grant participations in some or all of the Loan Documents and/or the obligations evidenced thereby. The holder of any such participation, if the applicable agreement between Bank and such holder so provides, (i) shall be entitled to all of the rights, obligations and benefits of Bank, and (ii) shall be deemed to hold and may exercise the rights of setoff or banker's lien with respect to any and all obligations of such holder to Borrower, in each case as fully as though Borrower were directly indebted to such holder. Bank shall give notice to Borrower of such participation; however, the failure to give such notice shall not affect any of Bank's or such holder's rights hereunder nor result in any liability to the Bank or such holder nor otherwise affect this Agreement or the other Loan Documents. The Obligors authorize Bank to provide information concerning the Obligors to any prospective participant. The information provided may include, but is not limited to, amounts, terms, balances, payment history, return item history and any financial or other information about the Obligors. The Obligors agree to indemnify, defend, release Bank, and hold Bank harmless, at the Obligors' cost and expense, from and against any and all lawsuits, claims, actions, proceedings, or suits against Bank or against any Obligor and Bank, arising out of or relating to Bank's reporting or disclosure of such information, provided that such information was furnished by an Obligor in connection with the Loan, this Agreement or the other Loan Documents. Regardless of the foregoing, upon an Event of Default or any form of merger, consolidation or acquisition by the Bank, the Bank may, in addition to the granting of participations as described above, sell or assign, in whole or in part, some or all of the Loan Documents and/or the obligations evidenced thereby and have such other rights and indemnifications with respect thereto as described in this Section 2.14. Nothing herein shall prohibit Bank from pledging or assigning the Revolving Note to any Federal Reserve Bank in accordance with applicable law.


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

                                       III

                                   COLLATERAL
                                   ----------

     3.1 CROSS COLLATERAL All of the Collateral heretofore, herein or hereafter given or assigned to Bank hereunder or in any other Loan Document shall secure payment of (A) all Obligations of Borrower and Guarantor to Bank and (B) all Indebtedness and any and all other obligations of any of the other Obligors to Bank.

     3.2 ACCOUNTS RECEIVABLE Each Obligor hereby creates in favor of Bank and hereby grants to Bank a security interest in all Accounts, as defined herein, presently owned by such Obligor or hereafter acquired.

     3.3 INVENTORY Each Obligor hereby creates in favor of Bank and hereby grants to Bank a security interest in all of such Obligor's Inventory, as defined herein, whether presently owned by such Obligor or hereafter acquired and wherever located.

     3.4 GENERAL INTANGIBLES Each Obligor hereby creates in favor of Bank and hereby grants to Bank a security interest in all of such Obligor's General Intangibles, as herein defined, whether presently owned by such Obligor or hereafter acquired. In no event shall the foregoing grant of a security interest in General Intangibles be construed as an outright assignment of any intent-to-use trademark or service mark applications.

     3.5 DEPOSIT ACCOUNTS Each Obligor hereby creates in favor of Bank, hereby assigns to Bank and hereby grants to Bank a security interest in the balance of every deposit account, now or hereafter existing, of such Obligor with Bank or any other institution, and all money, Instruments, securities, documents, Chattel Paper, credits, claims, and other property of such Obligor now or hereafter in the possession or custody of Bank or any of its agents or any other institution.

     3.6 CHATTEL PAPER Each Obligor hereby creates in favor of Bank and hereby grants to Bank a security interest in all of such Obligor's Chattel Paper, as defined herein, whether presently owned by such Obligor or hereafter acquired, including but not limited to all such Chattel Paper now or hereafter left in the possession of Bank for any purpose, including but not limited to for collection.

     3.7 INSTRUMENTS Each Obligor hereby creates in favor of Bank and hereby grants to Bank a security interest in all of such Obligor's Instruments, as defined herein, whether presently owned by such Obligor or hereafter acquired, including but not limited to all such Instruments now or hereafter left in the possession of Bank for any purpose, including but not limited to for collection.

     3.8 DOCUMENTS Each Obligor hereby creates in favor of Bank and hereby grants to Bank a security interest in all of such Obligor's Documents, as defined herein, whether


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

presently owned by such Obligor or hereafter acquired, including but not limited to all such Documents now or hereafter left in the possession of Bank for any purpose.

     3.9 PROCEEDS AND RECORDS Each Obligor hereby creates in favor of Bank and hereby grants to Bank a security interest in (A) all books and records, including, without limitation, customer lists, credit files, computer programs, print-outs and other computer materials and records of such Obligor pertaining to all of the Collateral; and (B) all of the products and proceeds of all of the foregoing Collateral (including all proceeds of insurance policies covering the Collateral); as well as all accessions, additions, substitutions, replacements and increments as to the assets in (A) and (B).

     3.10 CONTINUING PERFECTION Each Obligor will perform any and all steps requested by Bank to create and maintain in Bank's favor a first and exclusive (subject only to any Permitted Encumbrances) and valid lien on or security interest in the Collateral or pledges of Collateral, including, without limitation, the execution, delivery, filing and recording of financing statements and continuation statements, supplemental security agreements, notes and any other documents necessary, in the opinion of Bank, to protect its interest in the Collateral. Bank and its designated officer are hereby irrevocably appointed each Obligor's attorney-in-fact to do all acts and things which Bank may deem necessary to perfect and continue perfected the security interests and Liens provided for in this Agreement and the other Loan Documents, including, but not limited to, executing financing statements on behalf of each Obligor.


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

                                       IV

                             PROCEEDS OF COLLATERAL
                             ----------------------

     4.1 LOCKBOX Each Obligor agrees to establish and maintain with Bank a lockbox, in accordance with Bank's standard lockbox agreement in effect from time to time, and to direct all Account Debtors to make remittances on all Accounts to said lockbox. Any and all remittances received in said lockbox may be applied as Borrower shall direct, subject to Section 4.2 below.

     4.2 APPLICATION OF PAYMENTS/PAYMENTS ON COLLATERAL Upon an Event of Default, any remittances received in the lockbox described in Section 4.1 above shall be applied to the Obligations of Borrower and the other Obligors to Bank in accordance with subsection 4.2(A) below.

     (A) Application of Payments. All proceeds of any Account(s) and Inventory and other Collateral which are delivered to or otherwise received by Bank for application to the Advances provided for herein shall be deemed received as of the date of actual receipt by Bank, and shall be applied by Bank on account of the Obligations upon Bank's receipt of same, first to Base Rate Advances and then, to Adjusted LIBO Rate Advances; provided, however, that no checks, drafts, or other Instruments received by Bank shall constitute payment to Bank unless and until such item of payment has actually been collected by Bank. For the sole purpose of calculation of interest due to Bank from Borrower, all such proceeds and other payments on account of the Advances provided for in this Agreement, irrespective of the type or form of payment thereof shall not be considered applied on account of the Obligations until three (3) Business Days after Bank's application of same to the Obligations. In the event any proceeds are applied against Adjusted LIBO Rate Advances prior to the last day of the Interest Period, Borrower shall pay the Repayment Indemnity, if any.

     (B) Payments on Collateral. Upon the occurrence and continuation of an Event of Default, if, notwithstanding the notices to Account Debtors to remit payments on Accounts to the lockbox referred to above, an Obligor receives any payments on Accounts or other Collateral, each Obligor agrees to receive any and all payments and remittances on Accounts and Inventory and other Collateral, including cash, checks, drafts, notes, acceptances or other forms of payment in trust for Bank and to deliver such payments in the identical form in which they were received, together with collection reports in form satisfactory to Bank.


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

                                        V

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     To induce Bank to enter into this Agreement and to make Advances and other financial accommodations hereunder, each Obligor represents and warrants to Bank that:

     5.1 GOOD STANDING Schedule 5.1 sets forth

     (A) the jurisdiction of incorporation of each Obligor and in which it is in good standing;

     (B) all other jurisdictions in which each Obligor is authorized to transact business and all of which it is in good standing;

     (C) any prior changes in the structure of any Obligor, such as mergers, consolidations and the like;

     (D) any prior name changes of any Obligor;

     (E) all trade names or trade styles under which any Obligor conducts business or issue invoices; and

     (F) all Subsidiaries and Affiliates of any Obligor and the percentage of stock or other ownership interest thereof owned by such Obligor.

     5.2 CORPORATE AUTHORITY The Obligors have the requisite power and authority to own their property and to carry on their businesses as now conducted, and are in good standing and authorized to do business in each jurisdiction in which the failure so to do would have a Material Adverse Effect on any Obligor. Each corporate Obligor has the corporate power to execute, deliver and carry out this Agreement and all other Loan Documents to which they are a party and their Board of Directors have duly authorized and approved the terms of the loan described herein and the taking of any and all action contemplated herein and therein, and this Agreement and all other Loan Documents to which any Obligor is a party constitutes the valid and binding obligations of them, enforceable in accordance with their terms. No consent or approval of, or exemption by, shareholders, any Governmental Body or any other Person is required to authorize, or is otherwise required in connection with the execution, delivery and performance of, the Loan Documents to which any Obligor is a party, or is required as a condition to the validity or enforceability of the Loan Documents to which any Obligor is a party.

     5.3 COMPLIANCE WITH LAW (A) The Obligors are in compliance with all laws, rules and regulations to which they are subject and have all licenses, certificates, permits and franchises and other governmental authorization necessary to own their properties


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

and to conduct their businesses. (B) The execution of this Agreement, and each other Loan Document and the performance by the Obligors of their obligations hereunder and thereunder, do not violate any existing law or regulation or any writ or decree of any court or Governmental Body or the charter or by-laws of any corporate Obligor or any agreement or undertaking to which any Obligor is a party or by which they are bound.

     5.4 NO LITIGATION There are no judgments against any Obligor as of the date of this Agreement and, except as set forth on Schedule 5.4, no material litigation or administrative proceeding before any Governmental Body is presently pending, or to the knowledge of the Obligors, threatened, against any Obligor or any of their property.

     5.5 NO FINANCIAL CHANGE There has been no Material Adverse Change in the condition of the Obligors since their last financial statements and reports furnished to Bank and the information contained in said statements and reports is true and correctly reflects the financial condition of the Obligors as of the dates of the statements and reports, and such statements and reports have been prepared in accordance with GAAP and do not contain any material misstatement of fact or omit to state any facts necessary to make the statements contained therein not misleading.

     5.6 TAX COMPLIANCE Each Obligor has filed, or caused to be filed, all tax returns required to be filed and has paid all taxes shown to be due and payable on said return or on any assessment made against it.

     5.7 GOOD TITLE AND ABSENCE OF LIENS On the date of this Agreement, each Obligor has good and marketable title to all of its properties and assets, real, personal and mixed, and none of said properties or assets is subject to any Lien, except for Permitted Encumbrances.

     5.8 PLACE OF RECORDS, CHIEF EXECUTIVE OFFICE, INVENTORY AND OTHER COLLATERAL (A) The Obligors' chief executive offices, and the offices where the Obligors keep their records concerning any Accounts, and all locations of their Inventory, and all other business locations of the Obligors are presently at the locations set forth on Schedule 5.8. (B) Except as set forth on Schedule 5.8, within four (4) months of the date of this Agreement, none of the Obligors' assets have been moved from any jurisdiction or other locations than the present locations of assets set forth on Schedule 5.8 under item (A)(v) except for Inventory purchased by an Obligor in the ordinary course of business from persons or entities customarily selling such Inventory. (C) That as of the date hereof no Inventory is now, except as set forth on Schedule 5.8, stored with a bailee, warehouseman or similar party. (D) As of the date of this Agreement, the Obligors do not hold any Goods belonging to third parties or in which other parties have an interest, including any Goods sold on a bill and hold basis, except as set forth on Schedule 5.8. (E) The Obligors do not presently purchase or otherwise hold Goods on a consignment basis except as set forth on Schedule
5.8. (F) Except as set forth on Schedule 5.8 none of the Obligors' Inventory is of a nature that contains any labels, trademarks, trade names, or other identifying characteristics which are the properties of third


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

parties, and the use of which by any Obligor is in violation of the rights of such third parties or under license, royalty or similar agreements with any third parties. (G) Except as set forth on Schedule 5.8 no persons hold any Goods of the Obligors. (H) Except as set forth on Schedule 5.8, the Obligors have not purchased any Inventory except in the ordinary course of business for value and from persons customarily in the business of selling such Inventory. (I) Except as set forth on Schedule 5.8, the Obligors do not hold any Instrument or Chattel Paper connected with any Account. (J) Except as set forth on Schedule 5.8, the Obligors do not own any trademarks, trade names, patents or copyrights. (K) No surety bonds have been issued on behalf of the Obligors with respect to any contracts or purchase orders out of which Accounts Receivable have arisen or are expected to arise.

     5.9 WARRANTIES AS TO ACCOUNTS Except as otherwise provided in the assignment of Accounts, if any, given to Bank, or invoice or other writing, each Obligor warrants that as to all Accounts reported to Bank; (A) each Account is a valid subsisting Account as defined herein; (B) each Account represents a bona fide performed transaction; (C) the amount shown on such Obligor's books and on any invoice or statement delivered to Bank is owing to such Obligor; (D) no partial payment has been made which in the aggregate as to all Accounts exceeds the sum of $250,000; (E) no set-off or counterclaim exists as to any such Account and no agreement has been made under which any deductions or discount may be claimed except regular discounts in the usual course of business, but only if disclosed on the face of the invoice; (F) the Account Debtor has not disputed the Account or otherwise asserted any defense, set-off or counterclaim;
(G) that to the extent required by law the Obligors are authorized to do business and in good standing in any state in which any such Account must be enforced; (H) each Eligible Account is a valid subsisting Eligible Account as defined herein; (I) all agings of Accounts submitted to Bank are true and accurate; and (J) except as set forth on Schedule 5.9, no surety bond was required or given on behalf of any Obligor in connection with any contracts or purchase orders under which the Account arose.

     5.10 ERISA (A) No Reportable Event or unfunded deficiencies or failure of compliance with ERISA or the Internal Revenue Code of 1986, as amended, has occurred and is continuing with respect to any Plan; and (B) Each Obligor has complied with the provisions of ERISA and the Internal Revenue Code of 1986, as amended, with respect to each Plan.

     5.11 LICENSES AND PERMITS AND LAWS The Obligors hold all necessary licenses and permits for the operation of their businesses, including all permits required under Environmental Laws and the Obligors have complied with all laws, rules and regulations applicable to their businesses, including but not limited to the Fair Labor Standards Act, 29 U.S.C. Section 215(a)(1). All such licenses and permits are in good standing and are not under any outstanding citation issued by any governmental authority, and no litigation has been instituted nor (to the best knowledge of the Obligors) have any claims been made by any third parties relating to the licenses and permits issued by any Governmental Body for the operation of their businesses, and no such citation, litigation or claim, to the best knowledge of the Obligors, is contemplated by any Governmental Body or any third persons nor, to the best


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

knowledge of the Obligors, does there exist any basis for any such citation, litigation or claim by any of the authorities or any Person.

     5.12 ENVIRONMENTAL STATUS As to all properties owned, leased or operated by the Obligors and to all operations of the Obligors' businesses:

     (A) there is no pending or threatened proceeding affecting any Obligor with respect to any Environmental Law;

     (B) no Obligor has been identified as a responsible or potentially responsible party under CERCLA or any other Environmental Laws nor received notification that any hazardous substance or contaminant has been found at any site;

     (C) none of such properties are listed or proposed for listing on the National Properties List under CERCLA;

     (D) no Hazardous Substance or Hazardous Waste (as such term is defined in any Environmental Laws) have been disposed of or otherwise released or discharged on such properties;

     (E) no underground storage tanks exist on the properties and any removal of any such tanks from the properties was undertaken in compliance with the Underground Storage Tank Act; and

     (F) no friable asbestos, or any substance containing asbestos or PCB's have been installed in or exists on such properties.

     5.13 REAFFIRMATION Each and every request for an Advance or the issuance of a Letter of Credit hereunder shall be deemed as an affirmation by each Obligor that no Default nor Event of Default exists hereunder and that the representations and warranties contained in this Article V are true and accurate as of the date of each such request (notwithstanding that some of the terms hereof speak as of the date of this Agreement) and that each Obligor is in compliance with all applicable laws, rules and regulations.

     5.14 PROCEEDS OF LOAN The Obligors are not engaged principally, or as one of their important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended. No part of the proceeds of the Loan will be used, directly or indirectly, for a purpose which violates any law, rule or regulation of any Governmental Body, including without limitation the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System, as amended. Each Obligor represents that the proceeds of the loan(s) provided for herein shall be used in the manner set forth in Section 2.8 hereof. No proceeds of any loan or other financial accommodations hereunder shall be used to purchase or carry any margin stock (within the meaning of Regulation U issued by


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

the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock.

     5.15 BORROWER AND OBLIGOR The Obligors are operated as part of one consolidated business entity and are directly dependent upon each other for and in connection with their respective business activities and their respective financial resources. Each Obligor will receive a direct economic and financial benefit from the Obligations incurred under this Agreement by Borrower, and the assumption of such Obligations is in the best interests of Borrower and each other Obligor.

     5.16 SOLVENCY The fair value of the business and assets of Borrower and the other Obligors will be in excess of the amount that will be required to pay its liabilities (including, without limitation, contingent, subordinated, unmatured and unliquidated liabilities on existing debts, as such liabilities may become absolute and matured), in each case after giving effect to the transactions contemplated by this Agreement and the use of proceeds therefrom. Neither Borrower nor any other Obligor, after giving effect to the transactions contemplated by this Agreement and the use of proceeds therefrom, will be engaged in any business or transaction, or about to engage in any business or transaction, for which such Person has an unreasonably small capital (within the meaning of the Uniform Fraudulent Transfer Act, as adopted in the State of New Jersey and Section 548 of the Federal Bankruptcy Code), and neither Borrower nor any other Obligor has any intent to (A) hinder, delay or defraud any entity to which it is, or will become, on or after the date hereof, indebted, or (B) to incur debts that would be beyond its ability to pay as they mature.

     5.17 NO DEFAULT The Obligors are not in default under or with respect to any of their Contractual Obligations in any respect which could have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

     5.18 FULL DISCLOSURE Neither this Agreement nor any other Loan Document or certificate, written statement or other document furnished to Bank, or to any appraiser or engineer employed or engaged by any of them, by or, to the knowledge of the Obligors, on behalf of any Obligor in connection with the transactions contemplated by this Agreement and the other Loan Documents, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading under the circumstances in which they were made. There is no fact or circumstance known to the Obligors which the Obligors have not disclosed in writing to Bank which materially adversely affects or, so far as the Obligors can now reasonably foresee, will materially adversely affect the assets, business, prospects or financial or other condition of the Obligors or the ability of the Obligors to operate their businesses and to perform their obligations hereunder.

     5.19 DOCUMENTARY/STAMP TAXES The filing and recording of any and all documents required to perfect Bank's security interests granted herein will not result in any documentary or stamp taxes.


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

     5.20 SHAREHOLDERS' AGREEMENTS Except as set forth on Schedule 5.20, there are no agreements or contracts among any of the Obligors including but not limited to shareholder/repurchase agreements.

     5.21 PERFECTION OF SECURITY INTERESTS Upon the filing of UCC-1 Financing Statements in (i) the office of the New Jersey Secretary of State, (ii) the office of the Secretary of the Commonwealth of Pennsylvania and (iii) the office of the New York Secretary of State, Bank will have a duly perfected first priority security interest in all Collateral described in this Agreement, subject only to any Permitted Encumbrances.


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

                                       VI

                        AFFIRMATIVE COVENANTS OF OBLIGORS
                        ---------------------------------

     6.1 AUDIT AND OTHER REPORTS (A) The Obligors agree that within one hundred twenty (120) days of the close of each fiscal year, they will furnish Bank with a detailed report of audit, including a balance sheet, statements of financial condition, profit and loss statement, income and cash flow statement, reconciliation of net worth, notes to financial statements, certified on an unqualified basis, by an independent certified public accountant satisfactory to Bank along with a copy of Borrower's 10K report together with any other information which may assist Bank in assessing the Obligors' financial condition; (B) The Obligors will also furnish within sixty (60) days of the close of each fiscal quarter, a management prepared quarterly similar statement on a compilation basis, all prepared in a format acceptable to Bank, together with all other information described in subsection (A) above, including without limitation, Borrower's 10Q report; (C) Simultaneous with the submission of the statements required under subsections (A) and (B) above, and for each quarter of each year, each Obligor shall cause to be submitted to Bank a certificate of the chief financial officer of each such Obligor in the form of Exhibit F annexed hereto (i) certifying the financial information as true, correct and complete,
(ii) certifying that all representations and warranties set forth in the Loan Documents are true and correct, (iii) setting forth the calculations of the financial tests described in Section 7.2 hereof and attesting that none of the covenants set forth in this Agreement have been breached and (iv) certifying that no event has occurred which, with the passage of time and/or giving of notice, would constitute a Default or Event of Default; (D) In the event any Advances or Letters of Credit are outstanding at a month's end or if no Advances or Letters of Credit are so outstanding then at the end of each calendar quarter, not later than the 15th day after the end of such month or calendar quarter as applicable, an accounts receivable aging and corresponding Borrowing Base Certificate; (E) Promptly after the furnishing thereof to third parties, the Obligors shall furnish to Bank copies of any statements, reports, proxy material, registration statement and prospectus furnished to any holder of any securities of any of the Obligors or filed with any regulatory agency or agencies; (F) Promptly, but no later than ten (10) days after a responsible officer of an Obligor shall become aware of (i) a Reportable Event or "prohibited transaction" as such term is defined in ERISA, (ii) the occurrence of an event which, with the passage of time and/or giving of notice, would constitute a Default or Event of Default, (iii) the commencement of any proceeding or litigation which, if adversely determined, would adversely affect an Obligor's financial condition or its ability to conduct business, (iv) changes in the executive management of any Obligor, (v) the termination or threatened termination of or claim of breach by any Obligor of any material contract, agreement or obligation, or of any claim of patent infringement, (vi) the formation of any Subsidiary of an Obligor, together with duly executed originals of the resolutions, Guaranty and security agreement required hereunder, (vii) modifications to the certificate or articles of incorporation, bylaws or other organizational documents of any Obligor and (viii) Borrower's intention to consummate a Permitted Acquisition, together with copies of all documents to be executed in connection with such contemplated Permitted Acquisition; in each case described in clauses (i)-(viii), the Obligors shall provide notice specifying the existence of the event and as to the matters described in clauses (i)-(v), the action such Obligor is taking or proposes to take


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

with respect thereto; (G) The Obligors will furnish to Bank prompt written notice if: (i) any Indebtedness of any Obligor is declared or shall become due and payable prior to its stated maturity, or called and not paid when due or
(ii) a default shall have occurred under any note or the holder of any such note, or other evidence of Indebtedness, certificate of security evidencing any such Indebtedness or any obligee with respect to any other Indebtedness of any Obligor has the right to declare any such Indebtedness due and payable prior to its stated maturity as a result of such default; (H) The Obligors agree to furnish to Bank with reasonable promptness such other data and information concerning Borrower and any other Obligor as from time to time may be reasonably requested by Bank; and (I) The Obligors agree to furnish Bank within one hundred fifty (150) days after the close of each fiscal year a management letter by an independent accounting firm acceptable to Bank; Bank hereby acknowledges that Price Waterhouse is acceptable as of the date hereof. All financial statements shall be on a consolidated and consolidating basis and in accordance with GAAP.

     6.2 INSURANCE Each Obligor agrees to keep all of the tangible Collateral assigned hereunder insured and obtain business interruption insurance, at its own cost and expense, for the benefit of Bank, and in such amounts, in such companies, and against such risks as may be acceptable to Bank, and deliver the policies evidencing such insurance to Bank. If the Obligors fail to take the action called for herein, Bank may, in its discretion obtain insurance covering Bank's interest in the Collateral and the amount of the premium for said insurance shall be added to the Obligations of Borrower to Bank. All policies of insurance on the Collateral shall be in form and with insurers recognized as adequate by prudent business persons and all such policies shall be in such amounts as may be satisfactory to Bank. The Obligors shall deliver to Bank the original (or certified copy) of each policy of insurance and evidence of payment of all premiums therefor. Such policies of insurance shall contain an endorsement, in form and substance satisfactory to Bank showing loss payable to Bank. Such endorsement or an independent instrument furnished to Bank, shall provide that the insurance companies will give Bank at least thirty (30) days prior written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of an Obligor or any other Person shall affect the right of Bank to recover under such policy or policies of insurance in case of loss or damage. The Obligors hereby direct all insurers under such policies of insurance to pay all proceeds payable thereunder directly to Bank. The Obligors irrevocably make, constitute and appoint Bank (and all officers, employees or agents designated by Bank) as the Obligors' true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance (provided that until an Event of Default exists, Bank shall consult with such Obligors prior to finally making, settling or adjusting claims under such policies of insurance), endorsing the name of an Obligor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. In the event an Obligor, at any time or times hereafter, shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then Bank, without waiving or releasing any obligation or default by the Obligors hereunder, may (but shall be under no obligation to do so) at any time or times thereafter obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which Bank deems advisable. All sums so disbursed by Bank, including reasonable attorneys' fees, court costs,


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

expenses and other charges related thereto, shall be payable, on demand, by the Obligors to Bank and shall be additional Obligations hereunder secured by the Collateral. The Obligors also agree to at all times maintain insurance, both hazard and liability, against such risks and in such amounts as reasonably prudent to companies similarly situated as such Obligors would maintain and to furnish to each Bank from time to time evidence that such insurance is in full force and effect.

     6.3 PAYMENT OF EXPENSES The Obligors will pay any and all expenses, including reasonable counsel fees and disbursements, filing and recording fees and taxes, and all other charges and expenses incurred or to be incurred by Bank in connection with the preparation and execution and recording of this Agreement and all other Loan Documents, and the Advances made under this Agreement and all amendments and modifications hereto and in defending or prosecuting any actions or proceedings or otherwise enforcing any rights arising out of or relating to Bank's transactions with Borrower and/or any other Obligors.

     6.4 GUARANTY The Obligors will cause all now existing or hereafter formed Subsidiaries to execute and deliver to Bank, and remain in full force and effect, (i) guaranty and suretyship agreements substantially in the form set forth on Exhibit G-1, wherein said parties shall jointly and severally guarantee the unconditional payment and performance of all Obligations of Borrower to Bank, (ii) joinder agreements substantially in the form set forth on Exhibit G-2, wherein said parties shall agree to be an Obligor hereunder and to be bound by all of the terms and conditions hereof and (iii) if requested by the Bank, security agreements in form and substance satisfactory to Bank.

     6.5 LANDLORD'S WAIVER The Obligors shall cause the landlord of all premises where any of the Collateral provided for herein may be located (including without limitation, any premises now or hereafter leased by Borrower or any other Obligor) to execute and deliver to Bank a landlord's waiver in the form set forth on Exhibit E.

     6.6 GOOD WORKING CONDITION The Obligors shall maintain all of their property in good working condition, ordinary wear and tear excepted.

     6.7 OBSERVANCE OF LEGAL REQUIREMENT, LICENSES AND PERMITS AND PROTECTION OF COLLATERAL

     (A) Each Obligor shall comply with any and all laws, legislation, rules and regulations in effect as of the date hereof and subsequent hereto, including but not limited to all state, local and federal laws, legislation, rules and regulations relating to employee pension and benefit funds, the payment of taxes, assessments, and other governmental charges, zoning, and the use, occupancy, transfer or encumbrancing of the Collateral and all Environmental Laws, except with respect to the payment of taxes, assessments and other governmental charges, as such payments thereof shall be contested in good faith and by appropriate proceedings diligently conducted by such Obligor, provided that adequate reserves shall have been maintained therefor. Each Obligor agrees to comply with all reasonable conditions required by Bank designed to


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

protect Bank and the Collateral from the effect of all Environmental Laws, ERISA and such other laws, legislation, rules and regulations as are in, or may come into, effect and apply to an Obligor, Bank, the transactions contemplated hereby or the Collateral or any occupants or users thereof, whether as lessees, tenants, licensees or otherwise. Borrower agrees to pay any costs required to comply with any of the above conditions.

     (B) Each Obligor shall observe and comply in all material respects with all laws (including ERISA), ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all Governmental Bodies, which now or at any time hereafter may be applicable to such Obligor and the operation of its business.

     (C) Each Obligor will continue to hold all necessary licenses and permits for the operations of their business.

     (D) Each Obligor shall, in the event that any Lien shall be filed against its Collateral by any Governmental Body in connection with the discharge of hazardous substances or waste, either (i) pay such amounts necessary to discharge the Lien or (ii) furnish to such Governmental Body a bond, cash deposit or security necessary to discharge such Lien.

     (E) Each Obligor shall promptly clean up any hazardous substances or waste discharged without a proper permit therefor in accordance with Environmental Laws.

     6.8 INSPECTION Bank (by any of its officers, employees and agents) shall have the right, at any time or times during the Obligors' usual business hours, to inspect the Collateral, all records related thereto, all financial records, and the premises upon which any of the Collateral is located, to make extracts from and/or audit such records, to discuss the Obligors' affairs and finances with any Person (including without limitation, the Obligors' officers and outside accountants) and to verify the amount, quality, quantity, value and condition of, or any other matter relating to, the Collateral or the Obligors.

     6.9 COLLATERAL REQUIREMENTS Unless Bank notifies Borrower in writing that it dispenses with any one or more of the following requirements, the Obligors will (A) upon an Event of Default, give Bank assignments, in form acceptable to Bank, of all Accounts, as defined herein, and of the monies due or to become due on specific contracts related to Accounts; (B) upon an Event of Default, furnish to Bank all original and other documents evidencing right to payment including but not limited to invoices, original orders, shipping and delivery receipts;
(C) upon an Event of Default, give Bank such financial statements, reports, lists of Account Debtors and other data concerning its Accounts, contracts and collections and the other Collateral, or any other matters which Bank may, from time to time specify; (D) inform Bank immediately of the rejection of Goods or services, delay in performance, or claims made, in regard to Eligible Accounts;
(E) make no change in terms of any Eligible Account against which Bank has advanced any money; (F) furnish to Bank all information received by an Obligor adversely affecting the financial standing of any Account Debtor; (G) notify Bank immediately in writing if any of its Accounts arise out of contracts


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

between an Obligor and the United States or any department, agency or instrumentality thereof, or any other governmental body and take all steps necessary to protect Bank under the Federal Assignment of Claims Act or other applicable state or local statutes or ordinances; (H) deliver to Bank, appropriately endorsed, any Instrument or Chattel Paper connected with any Account; (I) mark its records of its Accounts in any manner satisfactory to Bank to indicate the interest of Bank; (J) collect its Accounts in the ordinary course of business and prior to a Default sell its Inventory only in the ordinary course of business for value to buyers in the ordinary course of business; (K) upon notice by Bank after a Default with respect to any payment Obligations of Borrower hereunder, not sell or transfer after a Default any of its Inventory; (L) keep accurate and complete records of its Accounts and Inventory; and (M) promptly notify Bank in writing of any trademarks, trade names, patents or copyrights which it may hereafter own or obtain a license to use or under which it may issue invoices.

     6.10 CONTROL OF ACCOUNTS

     (A) Upon an Event of Default, Bank shall have the right at any time and from time to time, without notice, to notify Account Debtors to make payments to Bank, to endorse all items of payment which may come into its hands payable to an Obligor, to take control of any cash or non-cash proceeds of Accounts and of any returned or repossessed goods; to compromise, extend or renew any Account or deal with it as it may deem advisable, and to make exchanges, substitutions or surrenders of Collateral and to notify the postal authorities to deliver all mail, correspondence or parcels addressed to an Obligor to Bank at such address as Bank may choose.

     (B) The Obligors herewith appoint Bank or its designee as Attorney-in-Fact to endorse the Obligors' names on any checks, notes, acceptances, drafts or any other Instrument or document requiring said endorsement and to sign the Obligors' names on any invoice or bills of lading relating to any Account, or drafts against its customers, or schedules or confirmatory assignment on Accounts, or notices of assignment, financing statements under the Uniform Commercial Code, and other public records, and in verification of Accounts and in notices to Account Debtors; provided, however, that Bank shall not exercise any rights pursuant to its appointment as Attorney-in-Fact under this Section 6.10(B) until the occurrence of an Event of Default. Bank shall have no obligation to preserve any rights against any Person obligated on any Account, Chattel Paper, Instrument or other item of Collateral.

     6.11 CHANGE OF  LOCATIONS  Each Obligor will furnish Bank with at least ten
(10) days prior written notice of any change in location of or addition to its chief executive office, the office where it keeps its records concerning its accounts, its location of Inventory and other assets, and other business locations.

     6.12 PRIMARY DEMAND DEPOSIT ACCOUNTS The Obligors agree to maintain at Bank their primary demand deposit accounts.

     6.13 POST CLOSING REQUIREMENTS. The Obligors agree:


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

                    (i) to use their best efforts to obtain  within  ninety (90)
               days of the Closing Date a landlord's waiver in form acceptable to Bank duly executed by the landlord of the leased facility at 7 Ridgedale Avenue, Cedar Knolls, New Jersey;

                    (ii) to use their best efforts to cause  within  ninety (90)
               days of the Closing Date, IBM Credit Corporation and Finova Capital Corporation to release their liens on the equipment and other fixed assets of Borrower;

                    (iii) to cause IBM Credit  Corporation  within  thirty  (30)
               days of the Closing Date to execute an intercreditor agreement reasonably acceptable to Bank; and

                    (iv) to cause Microage Computer  Centers,  Inc. within sixty
               (60) days from the Closing Date to terminate all existing UCC financing statements.


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

                                       VII

                         NEGATIVE COVENANTS OF OBLIGORS
                         ------------------------------

     7.1 LOANS AND ADVANCES AND INVESTMENTS The Obligors will not, without prior written consent of Bank, make any loans or advances to or investment in any Person except for Investment Obligations.

     7.2 FINANCIAL COVENANTS

     (A) Total Liabilities/Tangible Net Worth. The Obligors will not, on a consolidated basis, allow its ratio of Total Liabilities to Tangible Net Worth to exceed 2.00:1.00 at any time.

     (B) Fixed Charge Coverage Ratio. The Obligors will not allow its Fixed Charge Coverage Ratio, on a consolidated basis, to be less than 3.00:1.00, measured quarterly.

     7.3 LIENS The Obligors will not allow or suffer any Lien to exist on any of their assets except for Permitted Encumbrances.

     7.4 LIMITATION ON INDEBTEDNESS The Obligors will not create, incur, assume or suffer to exist any Indebtedness except Permitted Indebtedness.

     7.5 TRANSACTIONS AMONG AFFILIATES The Obligors will not become a party to any transaction with an Affiliate of Borrower or Stan Gang unless the terms and conditions relating to such transaction are as favorable to such Obligor as would be obtainable at the time in a comparable arms-length transaction with a Person other than an Affiliate or Stan Gang or pay or incur any obligation to pay any management, service, consulting or similar fees to any Affiliate or Stan Gang, excluding salaries, bonuses and benefits to Stan Gang who is also an employee of Borrower.

     7.6 SPECIAL COVENANTS AS TO ASSETS The Obligors covenant that until satisfaction in full of all Obligations of Borrower to Bank and until termination of this Agreement:

     (A) no Inventory shall be stored with a bailee, warehouseman or similar party without Bank's prior written consent and, if Bank gives such consent, the appropriate Obligor will concurrently therewith cause any such bailee, warehouseman or similar party to issue and deliver to Bank, in form and substance acceptable to Bank, warehouse receipts therefor in Bank's name.

     (B) The Obligors will not hold any Goods belonging to third parties or in which other parties have an interest, including any Goods sold on a bill and hold basis, except as set forth on Schedule 5.8.


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

     (C) The Obligors will not purchase or otherwise hold Goods on a consignment basis except as set forth on Schedule 5.8.

     (D) Except as set forth on Schedule 5.8 none of the Obligors' Inventory will be of a nature that contains any labels, trademarks, trade names, or other identifying characteristics which are the property of third parties, and the use of which by an Obligor is in violation of the rights of such third parties or a violation of any license, royalty or similar agreements with any third parties.

     (E) Except as set forth on Schedule 5.8, the Obligors will not allow any Goods of the Obligors to be held by any Person in the future.

     (F) Except upon prior written notice to Bank, the Obligors will not in the future purchase any Inventory except in the ordinary course of business from Persons customarily in the business of selling such Inventory.

     (G) The Obligors will not, without prior written consent of Bank, remove the Collateral from its present location, except for the removal of Inventory upon its sale;

     (H) The Obligors will not sell or transfer any Inventory to any Affiliate, Subsidiary or Stan Gang;

     (I) The Obligors will not sell, lease or transfer any of their Inventory or other assets except for sales of Inventory in the ordinary course of business to good faith purchasers for value; and

     (J) The Obligors will not cause any surety bonds to be issued on their behalf in connection with any contracts or purchase orders except upon not less than ten (10) days prior written notice to Bank.

     7.7 PREPAYMENTS OF INDEBTEDNESS The Obligors will not prepay or obligate themselves to prepay in whole or in part, any Indebtedness (other than any Indebtedness due hereunder), excluding ordinary short-term trade debt owing to Finova Capital Corporation or IBM Credit Corp.

     7.8 FISCAL YEAR The Obligors will not change their fiscal years.

     7.9 CHANGE IN CONTROL The Obligors will not make or suffer a change in control that reduces Stan Gang's ownership in Borrower to an amount that is less than that of any other shareholder and no other Obligor (other than Borrower) shall sell or transfer any stock or other equity interest or issue any additional stock or other equity interest in such Obligor or options or warrants for the issuance of stock or other equity interest in such Obligor other than the issuance of common stock to such Obligor's existing stockholders.


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

     7.10 CHANGE IN ACCOUNTING PRINCIPLES The Obligors will not change or permit any change in accounting principles applied to the Obligors, except as required by GAAP.

     7.11 SALE AND LEASEBACK The Obligors will not enter into any arrangement with any Person providing for the leasing by an Obligor of property which has been or is to be sold or transferred by an Obligor to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Obligor.

     7.12 MAINTAIN CORPORATE EXISTENCE AND NATURE OF BUSINESS

     (A) The Obligors will not allow their corporate existence to be other than in good standing and will not dissolve or liquidate (or discontinue their normal operations with the intent to liquidate), or merge or consolidate with or acquire or affiliate with any other business entity or form any Subsidiary or Affiliate; provided, however, that Borrower shall be permitted (i) to consummate a Permitted Acquisition using the proceeds of an Acquisition Advance, subject to the limitations set forth in Section 2.1 hereof and provided further that no Default or Event of Default shall have occurred and be continuing or would result from the making of such Acquisition Advance or the consummation of such Permitted Acquisition and (ii) to form a Subsidiary which has resolved by unanimous resolution of the board of directors and shareholders of such Subsidiary to execute the Guaranty required under this Agreement and has duly executed such Guaranty and provided further that no Default or Event of Default shall have occurred and be continuing or would result from the formation of such Subsidiary. Notwithstanding anything in the foregoing to the contrary, Borrower shall be permitted to consummate a Permitted Acquisition in which the consideration paid consists entirely of cash (other than Acquisition Advances) or equity in Borrower and provided further that no Default or Event of Default shall have occurred and be continuing or would result from the consummation of such Permitted Acquisition.

     (B) The Obligors will not change their names without furnishing to Bank at least ten (10) days prior written notice thereof.

     (C) The Obligors  will not utilize any trade name not set forth on Schedule
5.8 without furnishing to Bank at least ten (10) days prior written notice thereof.

     (D) The Obligors will not change the general nature of their businesses.

     7.13 DIVIDENDS; REDEMPTIONS The Obligors will not pay or declare any cash or property dividends, nor otherwise make a withdrawal or distribution of capital or income, nor redeem, retire, repurchase or otherwise acquire or set aside reserves to acquire any stock, partnership or other ownership interest of any Obligor if a Default or Event of Default


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

exists hereunder or any such action would cause a Default or Event of Default to occur hereunder.

     7.14 DISCHARGE OF HAZARDOUS WASTE The Obligors shall not cause or permit to exist a discharge of hazardous substances or waste resulting in damage to natural resources, unless such discharge is in compliance with the conditions of a valid permit issued by the appropriate Governmental Body.

     7.15 LEASES The Obligors shall not enter into any leases of real property, excluding Permitted Leases.


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

                                      VIII

                                EVENTS OF DEFAULT
                                -----------------

     The  occurrence  of any of the  following  shall  constitute  an  Event  of
Default:

     8.1 NON-PAYMENT Failure on the part of any Obligor to pay any Obligation to Bank when due.

     8.2 NON-PERFORMANCE Failure on the part of any Obligor to perform when such performance is due any term, covenant or condition contained in this Agreement or in any other Loan Document or any other agreement now existing or hereafter entered into with Bank, or in any document executed in connection with any such agreements.

     8.3 MISREPRESENTATION Any representation, covenant or warranty made by any Obligor in this Agreement, or any other Loan Document, or in connection with any instrument of guaranty or security furnished to Bank shall have proved to have been inaccurate in any substantial or material respect as of the date or dates with respect to which it is made or deemed to have been made.

     8.4 OTHER LIEN Any Obligor shall have caused or permitted a security interest or Lien, perfected or otherwise, other than the security interest and Liens specifically provided for or permitted hereunder, to be created in any of its assets, or shall have failed to take any action requested by Bank to perfect or protect the security interests and Liens provided for herein.

     8.5 INSOLVENCY Any Obligor shall have applied for or consented to the appointment of a custodian, receiver, trustee or liquidator of all or a substantial part of its assets; a custodian shall have been appointed with or without consent of any Obligor; any Obligor is generally not paying its debts as they become due; has made a general assignment for the benefit of creditors; has been adjudicated insolvent; or has filed a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any insolvency law, or an answer admitting the material allegations of a petition in any bankruptcy, reorganization or insolvency proceeding; or taken corporate action for the purpose of effecting any of the foregoing; or an order, judgment or decree shall have been entered, without the application, approval or consent of any Obligor by any court of competent jurisdiction approving a petition seeking reorganization of any Obligor, or appointing a receiver, trustee, custodian or liquidator of any Obligor, or a substantial part of its assets and such order, judgment or decree shall have continued unstayed and in effect for any period of forty-five (45) consecutive days; or a petition in bankruptcy shall have been filed against any Obligor and shall not have been dismissed for a period of thirty (30) consecutive days, or if an Order for Relief has been entered under the Bankruptcy Code, or if any Obligor shall have suspended the transaction of its usual business.


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

     8.6 JUDGMENT OR LIEN Entry of a judgment, issuance of any garnishment, attachment or distraint, the filing of any lien or of any governmental attachment against any property of any Obligor in excess of $250,000 in the aggregate which entry, issuance, attachment or filing shall have continued unstayed and in effect for a period of thirty (30) consecutive days.

     8.7 NON-COMPLIANCE WITH LEASES OR LAWS Failure of any Obligor to comply with the terms and conditions of any lease covering the premises where any of its assets are located, including the Collateral and any orders, ordinances, laws or statutes of any city, state or other governmental department having jurisdiction with respect to such premises or the conduct of business thereon, which such non-compliance has a Material Adverse Effect on such Obligor.

     8.8 ORGANIZATIONAL CHANGE Any change in the existing corporate organization of any Obligor, including but not limited to a change to a partnership (general or limited), limited liability company or the dissolution of any Obligor.

     8.9 IMPAIRMENT OF RESPONSIBILITY Occurrence of any event which, in the opinion of Bank, impairs the financial responsibility of any Obligor, which such impairment has a Material Adverse Effect on such Obligor.

     8.10 ADVERSE CHANGE The determination by Bank that a Material Adverse Change has occurred of any Obligor.

     8.11 MISREPRESENTATION OF FACT The determination by Bank that a material misrepresentation of fact has been made by any Obligor in any writing supplementary or ancillary hereto.

     8.12 ERISA If (A) any Reportable Event occurs and shall be continuing for thirty (30) days after notice from Bank to Borrower, or (B) any Plan shall be terminated, or (C) the Plan administrator of any Plan shall file with the PBGC a notice of intention to terminate such Plan, or (D) the PBGC shall institute proceedings to terminate any Plan or appoint a trustee to administer any Plan, and, if in any of the cases set forth in (A) through (D) above, Bank reasonably determines in good faith that any Plan will be terminated and that the amount of the unfunded guaranteed benefits (within the meaning of Title IV of ERISA) resulting upon termination of such Plan would have a material adverse effect on the financial condition and properties or operation of any Obligor if a lien against the assets of any Obligor were to result under ERISA.

     8.13 DEFAULT IN OBLIGATIONS TO THIRD PARTIES Any Obligor is in default beyond any applicable grace or cure period of any material obligation to any third party unless (i) a bona fide dispute exists as to such Obligor's compliance with such obligation, (ii) such bona fide dispute is being diligently resolved and (iii) any monetary amounts potentially


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

owing by such Obligor in connection with such non-compliance are being held in escrow by such Obligor.

     8.14 LICENSES If any license or permit necessary for the continued operation of any Obligor's customary business is revoked, suspended, terminated or not renewed.


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

                                       IX

                         CONSEQUENCE OF EVENT OF DEFAULT
                         -------------------------------

     In case any Event of Default shall have occurred, then and in every such Event of Default, Bank may take any or all of the following actions, at the same time or at different times, provided that upon the occurrence of an Event of Default under Section 8.5 hereof the Loan under this Agreement shall automatically terminate and all Obligations shall automatically be immediately due and payable;

     9.1 ACCELERATION Declare the Loan, sums and Obligations owing Bank from Borrower under this Agreement or any other agreement or loan between Bank and Borrower to be forthwith due and payable, whereupon all such sums shall forthwith become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Obligors and the Commitment shall be terminated.

     9.2 POSSESSION Proceed with or without judicial process to take possession of all or any part of the Collateral provided for herein not already in the possession of Bank and the Obligors agree that upon receipt of notice of Bank's intention to take possession of all or any part of said Collateral, the Obligors will do everything reasonably necessary to assemble the Collateral and make same available to Bank at a place to be designated by Bank. The Obligors hereby waive any and all rights they may have, by statute, constitution or otherwise to notice or a hearing to determine the probable cause of Bank to obtain possession, by Court proceedings or otherwise, of the Collateral provided for in this or in any other agreement with Bank.

     9.3 METHODS OF SALE So long as Bank acts in a commercially reasonable manner, assign, transfer and deliver at any time or from time to time the whole or any portion of the Collateral or any rights or interest therein in accordance with the Uniform Commercial Code, and without limiting the scope of Bank's rights thereunder, Bank may sell the Collateral at public or private sale, or in any other manner, at such price or prices as Bank may deem best, and either for cash or credit, or for future delivery, at the option of Bank, in bulk or in parcels and with or without having the Collateral at the sale or other disposition. Bank shall have the right to be the purchaser at any public sale. Bank shall have the right to conduct such sales on Borrower's or any other Obligor's premises or elsewhere and shall have the right to use Borrower's or any other Obligor's premises without charge for such sales for such time or times as Bank may see fit. Bank is hereby granted license or other right to use, without charge, the Obligors' labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and the Obligors' rights under all licenses and franchise agreements shall inure to Bank's benefit. The Obligors agree that a reasonable means of disposition of Accounts shall be for Bank to hold and liquidate any and all Accounts. In the event of a sale of the Collateral, or any other disposition thereof, Bank shall apply all proceeds first to all costs and expenses of disposition, including attorneys' fees, and then to the Obligations of Borrower and the other Obligors to Bank.


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

     9.4 RETENTION OF COLLATERAL Elect to retain the Collateral or any part thereof in satisfaction of all Obligations due from Borrower and the other Obligors to Bank upon notice of such proposed election to Borrower and the other Obligors and any other party as may be required by the Uniform Commercial Code.

     9.5 SET-OFF Bank shall have the right immediately, and without notice or other action to set-off against any of Obligor's Obligations to Bank any sum owed by Bank in any capacity to any Obligor whether due or not, and Bank shall be deemed to have exercised such right of set-off and to have made a charge against any such sum immediately upon the occurrence of such Event of Default, even though the actual book entries may be made at some time subsequent thereto.

     9.6 ATTORNEYS' FEES AND EXPENSES Add to the Obligations of Borrower, Bank's reasonable expenses to obtain or enforce payment of any Obligations hereunder and the enforcement or liquidation of any debt hereunder shall include reasonable attorneys' fees plus other legal expenses incurred by Bank.

     9.7 INCREASE IN INTEREST/LATE CHARGE Increase the rate of interest under any Obligations to a rate of four percent (4%) in excess of the highest rate otherwise being charged hereunder. Unless otherwise agreed by Bank, this increase in interest rate shall be retroactive to the date of the first occurrence of an Event of Default. Add a late charge of five percent (5%) of any payment of principal or interest required to be made by Borrower to Bank for each month or portion thereof such payment remains unpaid, such period to begin ten (10) days after such payment is required to be made.

     9.8 BANK'S PERFORMANCE OF OBLIGORS' OBLIGATION If any Obligor fails to comply with any of the covenants or perform any of its obligations set forth herein or in any other Loan Document, Bank may, but shall have no obligation to, perform any such obligations or undertake any act to cause such covenant to be complied with, including, but not limited to, discharging any Lien on any asset other than Permitted Encumbrances. Any and all sums, and all costs and expenses incurred by Bank in so performing or causing compliance, shall be payable on demand together with interest at the default rate provided for in Section 9.7 hereof from the date of any such payment by Bank until the date paid by the Obligors. Any such performance by Bank shall not cure any Default or Event of Default by the Obligors.

     9.9 OTHER REMEDIES Exercise any other remedies under the Uniform Commercial Code or other applicable law, or any other Loan Document, including but not limited to (i) enforcing the obligations of any or all of the Guarantors under the Guaranty and/or (ii) proceeding to enforce its right by suit in equity, action at law or other appropriate proceeding, whether for payment or the specific performance of the covenants or agreements contained in this Agreement or any other Loan Document.


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

                                        X

                                  MISCELLANEOUS
                                  -------------

     10.1 NO WAIVER The Obligors agree that no delay on the part of Bank in exercising any power or right hereunder or any other Loan Document shall operate as a waiver of any such power or right, nor act as a consent to any departure by any Obligor from any of the terms or conditions hereof or thereof, preclude other or further exercise thereof, or the exercise of any other power or right. No waiver whatsoever shall be valid unless in writing signed by Bank and then only to the extent set forth therein.

     10.2 MODIFICATION OR AMENDMENT This Agreement and every other Loan Document cannot be changed orally and cannot be changed by an executory agreement unless such agreement is in writing and signed by all parties hereto by their duly authorized officers.

     10.3 WAIVER OF NOTICE The Obligors waive presentment, dishonor and notice of dishonor, protest and notice of protest of all commercial papers at any time held by Bank on which any Obligor is in any way liable.

     10.4 ONE INSTRUMENT The provisions of this Agreement shall be in addition to those of any notes or other evidence of the Obligations held by Bank relating to this particular transaction, all of which shall be construed as one instrument.

     10.5 LAW OF NEW JERSEY This Agreement and all other Loan Documents and the rights of the parties hereto and thereto shall be governed by the internal laws of the State of New Jersey without regard to conflict of laws.

     10.6 JURISDICTION The Obligors hereby irrevocably consent to the jurisdiction of the Courts of the State of New Jersey or any Federal Court in such State in connection with any action or proceeding arising out of or related to this Agreement or any other Loan Document. In any such litigation, the Obligors waive personal service of any summons, complaint or other process and agree that service may be made by certified or registered mail to them, at the address provided herein.

     10.7 SUCCESSORS OR ASSIGNS This Agreement and all other Loan Documents shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors and assigns, provided, however, that Borrower shall not have any right to assign any of its rights hereunder.

     10.8 RIGHTS CUMULATIVE The rights and remedies herein expressed or in any other Loan Document to be vested in or conferred upon Bank shall be cumulative and shall be in addition to and not in substitution for or in derogation of the rights and remedies conferred upon secured creditors by the Uniform Commercial Code or any other applicable law.


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

     10.9 LIMITATION OF LIABILITY No claim may be made by the Obligors or any other Person against Bank or, as the case may be, directors, officers, employees, attorneys or agents of Bank for any special, punitive, indirect or consequential damages in respect of any claim for breach of contract arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Obligors hereby waive, release and agree not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

     10.10 NOTIFICATION OF DISPOSITION OF COLLATERAL Any notification of a sale or other disposition of the Collateral will be sufficient if given in the manner set forth in Section 10.11 hereof not less than five (5) days prior to the day on which such sales or other disposition will be made, and such notification shall be deemed reasonable notice.

     10.11 ADDRESSES OF NOTICES Any written notice required or permitted to be given by this Agreement and the other Loan Documents shall be given or made in writing, including telecopy, and shall be, as elected by the party giving such notice, served personally by messenger or courier service, telecopied (followed up by a mailing), or mailed in the United States by prepaid, registered or certified mail, return receipt requested, to the following:

If to any Obligor:

                  ALPHANET SOLUTIONS, INC.
                  7 Ridgedale Avenue
                  Cedar Knolls, New Jersey 07927
                  Attn: Gary Finkel, Chief Financial Officer
                  Fax #: (201) 207-8675

with a copy (except
for routine notices with
respect to borrowings
hereunder and the like)
to:

                  BUCHANAN INGERSOLL
                  College Centre
                  500 College Road East
                  Princeton, New Jersey 08540
                  Attn: David J. Sorin, Esq.
                  Fax #: (609) 520-0360


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If to Bank:

                  FIRST UNION NATIONAL BANK
                  550 Broad Street
                  Newark, New Jersey  07102
                  Attn: Peter Mace, Senior Vice President, Portfolio Management Fax #: (201) 565-3908

with a copy (except
for routine notices with
respect to borrowings
hereunder and the like)
to:

                  RIKER, DANZIG, SCHERER, HYLAND & PERRETTI LLP
                  Headquarters Plaza
                  One Speedwell Avenue
                  Morristown, New Jersey  07962-1981
                  Attn: Mark S. Rattner, Esq.
                  Fax #: (201) 538-1984

Any notice given in accordance with the provisions of this section shall be deemed effective, if hand delivered, on the date of such delivery, or on the date telecommunicated if telecopied, or if mailed, on the date upon which the return receipt is signed or delivery refused or the notice is designated by the postal authorities as not deliverable, as the case may be. Each party may give notice to each of the other parties of a change of its address for the purpose of giving notice under this section which, thereafter until changed by like notice, shall be the address of such party for purposes of this Agreement. Any failure to provide notice to the parties' attorneys shall not affect the validity of any otherwise proper notice.

     10.12 TITLES The titles and headings indicated herein and any table of contents are inserted for convenience only and shall not be considered a part of this Agreement or in any way limit the construction or interpretation of this Agreement.

     10.13 DISCLOSURE Bank is hereby authorized to disclose any financial or other information it may have about the Obligors to any present or future participant or prospective participant, any regulatory body or agency having jurisdiction over Bank, or to any Person which succeeds to all or any part of Bank's interest herein.

     10.14 TERM This Agreement shall with respect to Section 2.1 hereof have a term through the Maturity Date or such later date as Bank may agree to in writing in its sole discretion. The Advances provided for in Section 2.1 hereof shall be due and payable in full upon expiration of the term as set forth herein or as otherwise set forth in this Agreement. Notwithstanding the expiration of the term, the rights of Bank hereunder and the obligations of


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

the Obligors hereunder, including but not limited to the grant of security interests in and Liens on the Collateral as set forth in Article III hereof, shall remain in full force and effect until all of the Obligations are indefeasibly paid in full.

     10.15 INTEREST LIMITATION It is the intention of Bank and the Obligors to conform strictly to the laws of the State of New Jersey or the laws of such other jurisdiction which may be found to apply to the subject transaction relating to the maximum rate of interest which may be lawfully contracted for or charged. Nothing contained in this Agreement or any other Loan Document shall be construed to mean that Borrower has contracted to pay or is obligated to pay any sum or sums to Bank in excess of those which may lawfully be charged or contracted for under applicable law of the State of New Jersey or other applicable law. If any provision of this Agreement or any of the other Loan Documents shall require payment of any sum or sums of interest in excess of the maximum permitted rate which may be lawfully contracted for or charged, then Borrower and Bank agree that such result is as a consequence of their inadvertence and/or mistake, and the interest charge for which Borrower is liable under this instrument shall be recomputed for the sole and limited purpose of determining the extent of the obligations and liabilities of Borrower to Bank so that the interest charges for which Borrower is liable shall not exceed the maximum permitted rate which is determined to be applicable. Additionally, any sums of interest which are collected by Bank from Borrower or any other Obligor or other source in connection with the Loan evidenced hereby which are in excess of the maximum permitted rate shall, for the sole and limited purpose of determining the extent of the obligations and liabilities of Borrower to Bank, be credited against the amount of principal for which Borrower is liable to Bank after giving effect to any recomputation and adjustment required pursuant to the foregoing provisions of this section, or if such outstanding principal balance and interest are paid in full, any such excess shall be remitted by Bank to Borrower.

     10.16 INDEMNIFICATION The Obligors hereby agree to and do hereby indemnify, protect, defend and save harmless Bank and any member, officer, director, official, agent, employee and attorney of Bank, and its respective heirs, successors and assigns (collectively, the "Indemnified Parties"), from and against any and all losses, damages, expenses or liabilities of any kind or nature and from any suits, claims or demands, including reasonable counsel fees incurred in investigating or defending such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with the Loan Documents and the transactions contemplated therein or the Collateral (unless caused by the gross negligence or willful misconduct of the Indemnified Parties) including, without limitation: (i) losses, damages, expenses or liabilities sustained by Bank in connection with any environmental cleanup or other remedy required or mandated by any Environmental Laws; (ii) any untrue statement of a material fact contained in information submitted to Bank by Borrower and/or any other Obligor or the omission of any material fact necessary to be stated therein in order to make such statement not misleading or incomplete; (iii) the failure of Borrower and/or any other Obligor to perform any obligations herein required to be performed by Borrower and/or any other Obligor; and (iv) the ownership, construction, occupancy, operations, use and


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

maintenance of any of Borrower's and/or any other Obligor's properties. The provisions of this Section 10.16 shall survive termination of this Agreement and the other Loan Documents.

     10.17 WAIVER OF TRIAL BY JURY THE OBLIGORS WAIVE TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

     10.18 ARBITRATION

     (A) Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement and the other Loan Documents ("Disputes") between or among parties to this Agreement shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims arising out of or connected with the transaction reflected by this Agreement

     (B) Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in the city in which the office of Bank first stated above is located. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted or if such person is not available to serve, the single arbitrator may be a licensed attorney. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements.

     10.19 PRESERVATION AND LIMITATION OF REMEDIES

     (A) Notwithstanding the preceding binding arbitration provisions, Bank, Borrower and the other Obligors agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, independently or in connection with an arbitration proceeding or after an arbitration action is brought. Bank, Borrower and the other Obligors shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted under the Loan Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real


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

property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

     (B) Bank, Borrower and the other Obligors agree that they shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.


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

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                         FIRST UNION NATIONAL BANK



                                         By: /s/John P. Longhine
                                            --------------------
                                         Name:  Senior Vice President
                                         Title: John Longhine


ATTEST:                                  ALPHANET SOLUTIONS, INC.



By: /s/Michael Gang                      By: /s/Gary Finkel
-------------------                          --------------
Name:  Michael Gang                      Name:  Gary Finkel
Title: Secretary                         Title: Vice President



Agreeing to the terms hereof:

ATTEST:                                  NETTEMPS, INC.



By: /s/Andrew P. Gilbert                 By: /s/Gary Finkel
    --------------------                    --------------
Name:  Andrew P. Gilbert                 Name:  Gary Finkel
Title:                                   Title: Vice President




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

                                  SCHEDULE 1.65

                             Permitted Encumbrances
                             ----------------------

Existing UCC-1 filings in favor of MicroAge Computer Centers, Inc., and First Fidelity Leasing Group, Inc.


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

                                  SCHEDULE 5.1

     (A) Jurisdiction of incorporation of Obligors and in which they are in good standing:

          Both Obligors incorporated in New Jersey.




     (B) Jurisdiction(s) Obligors are authorized to transact business and are in good standing:

          Borrower   qualified   as   foreign   corporation   in  New  York  and
          Pennsylvania.




     (C)  Prior changes in structure (mergers, consolidations, etc.):

          None.




     (D)  Prior changes in name of Obligors:

          Prior corporate names of Borrower were Alphatronics Associates, Inc., and Alphatronics, Inc. Borrower also previously transacted business under tradenames of Microage of Parsippany Computer Stores and Microage Parsippany. Borrower no longer uses those or any other trade names.




     (E)  Trade names used by Obligors or under which invoices are issued:

          None


     (F)  Subsidiaries and Affiliates

              Name                      % of Outstanding Stock Owned
              ----                      ----------------------------
            Nettemps, Inc.                           100%


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

                                  SCHEDULE 5.4

                                   Litigation


                                      NONE


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

                                  SCHEDULE 5.8

     (A)  (i) Obligors' chief executive office:

              7 Ridgedale Avenue
              Cedar Knolls, New Jersey 07927




          (ii) Change in location of foregoing within past four (4) months:

               None




          (iii) Location of Books and Records of Obligors:

                7 Ridgedale Avenue
                Cedar Knolls, New Jersey 07927



          (iv) Change in location of foregoing within past four (4) months:

               None





          (v)  Present location(s) of Inventory and other assets:

               7 Ridgedale Avenue
               Cedar Knolls, New Jersey 07927
               See Attachments "A" and "B"


     (B) Location from which assets have been moved or other location of assets within past four (4) months:

          See Attachments "A" and "B"


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

Schedule 5.8 continued

     (C) (i) Name and address of warehouses, bailees or similar parties where any Inventory of Obligors is located:

          See Attachment "B"




          (ii) if any: warehouse receipts are/are not issued:

               None Issued




          (iii)if   warehouse   receipts   issued:   they   are   negotiable/non
               negotiable:

               N/A




     (D) Goods held by Obligors in which other parties have any interests, including Goods sold on a bill and hold basis:

          None





     (E)  Goods held by Obligors on a consignment basis:

          None




     (F) Inventory with trademarks, trade names, and the like which are the property of others.

          None


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

Schedule 5.8 continued

     (G) Names and addresses of persons holding Goods belonging to Obligors and location of Goods:

          See Attachment "B"






     (H) Purchases of Inventory or other assets not in the ordinary course of business or from persons not customarily in the business of selling such Goods:

          None






     (I)  Instruments or Chattel Paper held by Obligors relating to Accounts:

          None






     (J)  Trademark, trade names, patents or copyrights.

          AlphaNet Solutions (not registered with U.S. Patent and Trademark Office).


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

                                  SCHEDULE 5.9

                                  Surety Bonds
                                  ------------

                                      NONE


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

                                  SCHEDULE 5.20

                        Shareholder/Repurchase Agreements
                        ---------------------------------

                                      NONE


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

                                 Attachment "A"

                            Alphanet Solutions, Inc.
                               Location Addresses
--------------------------------------------------------------------------------

       Location                                   Landlord

  7 Ridgedale Avenue                         Sutman Associates
  Cedar Knolls, NJ  07927                    1373 Broad Street

                                             Clifton, NJ  07054
  Service Department                         NJT Holding Inc.
  600 Parsippany Road                        600 Parsippany Road
  Parsippany, Morris County, NJ              Parsippany, NJ  07054
  07054

  Learning Center                            Metro Park Associates
  Sutton Metro Park                          80 Main Street
  33 Wood Avenue South                       West Orange, NJ  07052
  Iselin, Middlesex County, NJ

  Learning Center                            Park 80 Associates
  Park 80 West                               Park 80 West Plaza 1
  Saddle Brook, NJ  07662                    Saddle Brook, NJ  07662

  Learning Center                            Victoria Plaza
  615 Hope Road                              1325 Morris Avenue
  Building #1                                Union, NJ  07083
  Eatontown, NJ

  1120 6th Avenue                            HQ Business Centers
  New York, NY                               1120 6th Avenue
                                             New York, NY

  170 S. Warner Road                         Liberty Property Ltd.
  Section 2, Suite 106                       Partnership
  King of Prussia, PA                        65 Valley Stream Parkway
                                             Malvern, PA  19355


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

                                 ATTACHMENT "B"

                            ALPHANET SOLUTIONS, INC.
                           OTHER INVENTORY LOCATIONS
--------------------------------------------------------------------------------


MicroAge
2400 South MicroAge Way
Tempe, AZ  85282-1896

Ingram Micro "D"
1759 Webrle Drive
Williamsville, NY  14221-7887

Logicare
85A Marcus Drive
Melville, NY  11747

PSE&G
Desantis
River Terminal
Building 9E
6 Hackensack Avenue
South Kearny, NJ  07032


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